IN THE UNITED STATES BANKRUPTCY COURT
                  FOR THE DISTRICT OF DELAWARE

IN RE:

FRUEHAUF TRAILER CORPORATION,
a Delaware corporation,

MARYLAND SHIPBUILDING &
DRYDOCK COMPANY,
a Maryland corporation,

F.G.R., INC.,
a Michigan corporation,

JACKSONVILLE SHIPYARDS, INC.,
a Florida corporation,                                  Jointly
Administered

FRUEHAUF INTERNATIONAL, LIMITED,                        CASE NO. 96-1563 (PJW)
a Delaware corporation,

FRUEHAUF CORPORATION,                                   Chapter 11
a Delaware corporation

THE MERCER CO.,

DEUTSCHE-FRUEHAUF HOLDING CORPORATION,
a Delaware corporation,

MJ HOLDINGS, INC.,
an Ohio corporation, and

E. L. DEVICES, INC.,
a Florida corporation,


    Debtors.

-------------------------------------------------------------------

  FIRST AMENDED DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF
THE BANKRUPTCY CODE WITH RESPECT TO DEBTORS' FIRST AMENDED JOINT
PLAN OF REORGANIZATION DATED JUNE 24, 1998

 THIS FIRST AMENDED DISCLOSURE STATEMENT HAS BEEN PREPARED BY FRUEHAUF TRAILER CORPORATION, MARYLAND SHIPBUILDING & DRYDOCK COMPANY, F.G.R., INC., JACKSONVILLE SHIPYARDS, INC., FRUEHAUF INTERNATIONAL LIMITED, FRUEHAUF CORPORATION, THE MERCER CO., DEUTSCHE-FRUEHAUF HOLDING CORPORATION, MJ HOLDINGS, INC., AND E.L. DEVICES, INC. (COLLECTIVELY, THE "DEBTORS," OR, TOGETHER WITH THEIR NON-DEBTOR AFFILIATES, THE "COMPANY") AND DESCRIBES THE TERMS AND PROVISIONS OF THE DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION DATED JUNE
24, 1998 (THE "PLAN").   ANY  TERM USED IN THIS DISCLOSURE
STATEMENT THAT IS NOT DEFINED HEREIN HAS THE MEANING ASCRIBED TO THAT TERM IN THE PLAN.

THIS  PROPOSED DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY
THE BANKRUPTCY  COURT FOR USE IN THE SOLICITATION OF
ACCEPTANCES OF THE PLAN DISCLOSED PURSUANT TO SECTION 1125(b) OF THE BANKRUPTCY CODE. ACCORDINGLY, THE FILING AND DISSEMINATION OF THIS PROPOSED DISCLOSURE STATEMENT IS NOT INTENDED, NOR SHOULD IT BE CONSTRUED, AS SUCH A SOLICITATION, NOR SHOULD THE INFORMATION CONTAINED HEREIN BE RELIED UPON FOR ANY PURPOSE PRIOR TO A DETERMINATION BY THE BANKRUPTCY COURT THAT THE PROPOSED DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION. DISSEMINATION OF THIS PROPOSED DISCLOSURE STATEMENT IS CONTROLLED BY BANKRUPTCY RULE 3017.


DATED: June 24, 1998



CAMHY  KARLINSKY  &  STEIN LLP            MORRIS,  NICHOLS, ARSHT  & TUNNELL
David  Neier                              William H. Sudell, Jr.(No. 463)
1740  Broadway,  16th Floor               Robert J.  Dehney (No. 3578)
New York, New York  10019-4315            1201 North Market Street
                                          P.O. Box 1347
                                          Wilmington, Delaware 19899-1347


                   ATTORNEYS FOR THE DEBTORS

                               TABLE OF CONTENTS
                                                                         Page

I.   INTRODUCTION                                                          1

II.  GENERAL INFORMATION CONCERNING THE DEBTORS AND
     CERTAIN EVENTS PRECEDING THE DEBTORS' CHAPTER 11 FILING               2
     A.   General  Description  of the Debtors' Businesses Pre-petition    2
          1.   Background.                                                 2
          2.   Marketing and Distribution                                  3
          3.   International Operations                                    4
          4.   Employees                                                   4
          5.   Assumption Agreement                                        4
          6.   The Maritime Business                                       4
          7.   1995 Recapitalization                                       5
          8.   The K-H Letter Agreement                                    6
          9.   Airlie Note                                                 6
          10.  Sale of Foreign Assets                                      6
     B.   Financial Condition of the Debtors; Events
             Necessitating Chapter 11 Protection                           6

III. THE CHAPTER 11 CASE                                                   7
     A.   Commencement of the Cases                                        7
     B.   First Day Relief                                                 7
     C.   Formation of Unsecured Creditors' Committee and
             Bondholders' Committee                                        8
     D.   First Asset Sales                                                8
     E.   Retention of Alvarez & Marsal Services                           9
     F.   Key Employee Retention Program                                   9
     G.   Significant Events During the Case                               9
          1.   Sale of Delphos Axle Plant to Holland Hitch                 9
          2.   Sale of Debtors' U.S. Manufacturing and Sales and
                  Distribution Businesses to Wabash                       10
          3.   Rejection of Collective Bargaining Agreements and
                  Termination of Retiree Benefits                         11
               a.   Termination of Retiree Benefits                       11
               b.   Collective Bargaining Agreements                      11
          4.   Receipt of $6.5 Million Senior Mortgage on Certain
                  Jacksonville Property                                   12
          5.   Replacement of the Madeleine Facility with the BOA
                  Facility                                                12
          6.   Litigation with Alvarez & Marsal and Thomas E. Ireland     13
          7.   Relocation of Offices to California                        13
          8.   Sales of Wabash Stock                                      13
     H.   Current Management of the Debtors and Disclosure of
            Compensation                                                  14
     I.   Assets and Liabilities of the Debtors                           16
           1.   Debtors' Major Assets                                     16
               a.  Unrestricted Cash and Short Term Investments           16
               b.  Stock of Wabash National Corporation                   16
               c.  Fruehauf de Mexico                                     16
               d.  Jacksonville Riverfront Development Note Receivable    18
               e.  Kearny Branch Note Receivable                          18
               f.  Sindorf                                                18
               g.  Miscellaneous Real Estate                              19

               h.  Miscellaneous Receivables and Escrows                  19
               i.  Causes of action                                       19
          2.   Liabilities                                                20


IV.  SUMMARY OF PLAN                                                      21

     A.   Overview                                                        21
     B.   Designation of Claims and Interests                             21
          1.   Summary                                                    21
     C.   Treatment of Unclassified Claims                                22
          1.   Administrative Claims                                      22
          2.   Treatment of Pre-Petition Tax Claims                       24
     D.   Classification and Treatment of Classified Claims and
             Interests                                                    24
          1.   Class 1 - Priority Claims                                  24
          2.   Class 2 - Secured Claims of Holders of Senior Notes        24
          3.   Class 3 - Secured Claims Other Than Claims of Holders
                 of Senior Notes                                          25
          4.   Class 4 - General Unsecured Claims                         25
          5.   Class 5 - Old Common Stock                                 25
          6.   Class 6 - Old Warrants                                     25
          7.   Class 7 - Securities Claims                                25

     E.   Acceptance or Rejection of the Plan                             26
          1.   Voting Classes                                             26
          2.   Presumed Acceptance of Plan                                26
          3.   Presumed Rejection of Plan                                 26

     F.   Means for Execution and Implementation of the Plan              26

          1.   Funding of the Distribution Fund                           26
          2.   Transfer of Wabash Securities to Indenture Trustee         26
          3.   Change of Plan Sponsorship for the Management and
                 Union Plans                                              26
          4.   Transfer of Hogan's Creek Property and Picketville
                 Property                                                 26
          5.   Foreclosure by Holders of Senior Notes                     26
          6.   Transfer by Debtors of Assets to the Liquidating Trust     27
          7.   Ratification of Liquidating Trust Agreement                27
               a.   Powers and Duties                                     27
               b.   Compensation of Trustee                               27
               c.   Limitation of Liability                               27
               d.   Indemnity                                             27
               e.   Right to Hire Professionals                           27
               f.   Treatment of Distribution Fund Surplus                27
               g.   Limitation on the Trustee                             28
               h.   Distribution of Trust Certificates                    28
               i.   Tax Treatment of the Liquidating Trust                28
               j.   Termination of Liquidating Trust                      28
          8.   Dissolution of Corporate Entities                          28
          9.   Cancellation of Old Securities                             29
          10.  Registration Exemption for Debtors' Wabash Securities
                 and Beneficial Interests in the Liquidating Trust        29
          11.  Transferability of the Trust Certificates;
                 Applicability of Federal Securities Laws to the
                 Liquidating Trust                                        30
          12.  Corporate Action                                           31
          13.  Preservation of Rights of Action                           31
          14.  Objections to Claims                                       31

          15.  Exemption from Stamp and Similar Taxes                     31

     G.   Funding and Methods of Distribution and Provisions for
            Treatment of Disputed Claims                                  31
          1.   Funding of Distributions Under the Plan                    31
          2. Distributions to Holders of Allowed Claims that are Administrative Expense Claims, Pre-Petition Tax Claims
                and Class 1 Priority Claims                               31
          3.   Distributions to Holders of Allowed Class 2 Claims         32
          4.   Disputed Claims                                            32
          5.   Delivery  of  Distributions and Undeliverable  or
                 Unclaimed Distributions; Failure to Negotiate Checks     32
          6.   Distributions on Account of Unsecured Class 4 Claims       32
          7.   De Minimis Distributions                                   32
          8.   Compliance with Tax Requirements                           32
          9.   Setoffs                                                    32
          10.  Fractional Interests                                       33

     H.   Treatment of Executory Contracts and Unexpired Leases           33

     I.   Effects of Plan Confirmation                                    33
          1.   Transfers to Liquidating Trust are Free and Clear
                 of Claims Against Debtors                                33
          2.   No Liability for Solicitation or Participation             33
          3.   Limitation of Liability                                    33
          4.   Other Documents and Actions                                34
          5.   Term of Injunctions or Stays                               34
     J.   Confirmability of Plan and Cramdown                             34
     K.   Retention of Jurisdiction                                       34
     L.   Post Confirmation Management of the Liquidating Trust           34

V.   CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN                  37
     A.   Federal Income Tax Consequences to Fruehauf                     38
     B.   Federal Income Tax Consequences to Holders of Claims            38
          1.   Holders of Claims                                          38

VI.  VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS                      40

     A.   Confirmation of the Plan                                        40
          1.   Confirmation Hearing                                       40
          2.   Requirements for Confirmation of the Plan                  40
               a.   Acceptance                                            40
               b.   Best Interests Test/Liquidation Analysis              41
               c.   Feasibility                                           41
               d.   Classification                                        41

     B.   Non-Consensual Confirmation                                     42
          1.   Fair and Equitable Standard                                42
          2.   The Plan Must Not Discriminate Unfairly                    42

     C.   Voting Procedures and Requirements                              42

          1.   Voting Requirements - Generally                            42
          2.   Ballot and Information Agent                               43
          3.   Voting Procedures                                          43
          4.   Voting Deadline                                            44

                       INDEX TO APPENDIX


Exhibit A:  Debtors' First Amended Joint Plan of Reorganization
            Dated June 24, 1998

                            I.

                       INTRODUCTION


     This  First Amended Disclosure Statement Pursuant to
Section 1125  of  the Bankruptcy Code With Respect to the
Debtors'  First Amended   Joint  Plan  of  Reorganization  of
Fruehauf   Trailer Corporation  and  Related  Debtors (the
"Disclosure Statement") approved by Order of the United States Bankruptcy Court for the District of Delaware on __________, 1998, relates to the Debtors' First Amended Plan of Reorganization dated June 24, 1998 (the "Plan"), a copy of
which is annexed hereto as Exhibit "A".   The Plan  is supported
by and the Unofficial Committee of Holders of Senior Secured Notes (the "Bondholders'' Committee") [and the Official Committee of Unsecured Creditors].

     THE  DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST
INTERESTS OF CREDITORS AND INTEREST HOLDERS, AND URGE ALL
CREDITORS TO VOTE IN  FAVOR  OF  THE PLAN.  CREDITORS ARE
ENCOURAGED  TO  READ  AND CONSIDER  CAREFULLY  THIS ENTIRE
DISCLOSURE STATEMENT,  INCLUDING THE PLAN OF REORGANIZATION
ATTACHED HERETO.

     VOTING INSTRUCTIONS ARE CONTAINED ON YOUR BALLOT AND ARE SET FORTH IN THIS DISCLOSURE STATEMENT IN SECTION ____. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED AND ACTUALLY RECEIVED BY THE BALLOT AGENT NO LATER THAN 5:00 P.M., EASTERN TIME ON _______________, 1998.

     THE  CONFIRMATION HEARING HAS BEEN SCHEDULED TO COMMENCE
ON ___________________, 1998 AT ____.M. BEFORE THE  HONORABLE
PETER J. WALSH, AT THE UNITED STATES BANKRUPTCY COURT (THE "COURT"), 824 MARKET STREET, WILMINGTON, DELAWARE 19801. THE CONFIRMATION HEARING MAY BE ADJOURNED WITHOUT FURTHER NOTICE TO PARTIES-ININTEREST EXCEPT FOR AN ANNOUNCEMENT OF THE ADJOURNED DATE MADE AT THE HEARING. OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE IN WRITING, STATE THE NATURE AND AMOUNT OF CLAIMS OR INTERESTS HELD OR ASSERTED BY THE OBJECTOR AGAINST THE DEBTORS' ESTATE OR PROPERTY, THE BASIS FOR THE OBJECTION, AND THE SPECIFIC GROUNDS THEREFOR, AND SHALL BE FILED WITH THE COURT AND SERVED UPON THE DEBTORS, THEIR COUNSEL, COUNSEL TO CREDITORS' COMMITTEE AND BONDHOLDERS' COMMITTEE, AND THE COMMITTEE IN THE MANNER SET FORTH IN THE CONFIRMATION NOTICE SO AS TO BE RECEIVED NO LATER THAN 4:00 P.M. EASTERN TIME ON ____________, 1998.


     NO   PERSON  IS  AUTHORIZED  BY  THE  DEBTORS  TO  GIVE
ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT AND THE ATTACHMENTS HERETO. THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT UNDER ANY CIRCUMSTANCES IMPLY THAT ALL OF THE INFORMATION IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     INFORMATION  CONTAINED HEREIN REGARDING THE  DEBTORS,
THEIR BUSINESSES,  ASSETS  AND LIABILITIES HAVE BEEN  PROVIDED
BY  THE DEBTORS.   WHERE  STATED, THE DEBTORS HAVE RELIED ON
INFORMATION PROVIDED BY THEIR ADVISORS. THE DEBTORS DISCLAIM ANY RESPONSI BILITY FOR THE ACCURACY OF THAT INFORMATION.
THE DEBTORS AND THEIR ADVISORS ARE UNAWARE OF ANY FALSE OR MISLEADING STATEMENT THAT WOULD MATERIALLY AFFECT A HYPOTHETICAL INFORMED INVESTOR'S DETERMINATION ON HOW TO VOTE ON THE PLAN.

     THIS  DISCLOSURE  STATEMENT HAS NOT  BEEN  APPROVED  BY
THE SECURITIES  AND  EXCHANGE COMMISSION ("SEC"),  NOR  HAS  THE
SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION
CONTAINED HEREIN.


                                  II.

               GENERAL INFORMATION CONCERNING THE DEBTORS AND
           CERTAIN EVENTS PRECEDING THE DEBTORS' CHAPTER 11 FILING

A.   General Description of the Debtors' Businesses Pre-petition.

     1.   Background.
     ----------------

     On  October  7,  1996 (the "Petition Date"),  the
following entities  filed  petitions  for  relief  in  the
United   States Bankruptcy  Court  for the District of Delaware
(the  "Bankruptcy Court")  under  Chapter 11 of the United
States  Bankruptcy  Code (the   "Code"):    FRUEHAUF  TRAILER
CORPORATION,   a   Delaware corporation, JACKSONVILLE SHIPYARDS,
INC., a Florida corporation, MARYLAND   SHIPBUILDING  &  DRYDOCK
COMPANY,  INC.,  a  Maryland corporation,   FRUEHAUF
INTERNATIONAL   LIMITED,   a   Delaware corporation,  FRUEHAUF
CORPORATION, a Delaware corporation,  FGR, INC.,   a   Michigan
corporation,   DEUTSCHE-FRUEHAUF   HOLDING CORPORATION,  a
Delaware corporation, E.L. DEVICES, INC., a Florida corporation, M.J. HOLDINGS INC., an Ohio corporation, (collectively referred to as the "Debtors").

     Debtor Fruehauf Trailer Corporation ("Fruehauf") is the direct or indirect parent company of all of the other Debtors. Fruehauf was organized in 1989 to acquire certain assets and assume certain liabilities related to the trailer and maritime businesses (the "Maritime Business") of
Fruehauf  Corporation ("Old  Fruehauf").   In  July  1989,
Fruehauf  consummated  this acquisition and assumption (the
"Fruehauf Acquisition").

     Directly   or   indirectly,  Fruehauf  owns  100%   of
the outstanding  voting  equity of all  other  Debtors.   As  of
the Petition Date, Fruehauf was in the business of designing, manufacturing, selling and servicing truck trailers and related parts and accessories. Fruehauf's products were sold and used throughout the United States and in numerous foreign countries. Debtor Fruehauf International Limited ("FIL") owns a 99.99% equity interest in a foreign trailer manufacturer in Mexico, Fruehauf de Mexico, S.A. de C.V.
("Fruehauf de  Mexico").   The other  Debtors  are  either
inoperative or engaged in trailer transportation businesses similar to Fruehauf.

     As  of  the  Petition  Date, the  Debtors  had  over
20,000 creditors   and  approximately  2,000  full-time  and
part-time employees.    Fruehauf  was  a  public  company   that
operated approximately 40 manufacturing, distribution, sales and servicing facilities throughout the United States and was a
leader  in domestic   used  trailer  sales.   Fruehauf  trailers
 had   been manufactured since 1914.  Fruehauf trailers were
noted for their quality and durability and, therefore, commanded a premium price.

     Fruehauf owned manufacturing facilities, in Fort Madison, Iowa ("Fort Madison"), Delphos, Ohio ("Delphos") and,
through  a subsidiary,   in   Coacalco,  Mexico,  and  Fruehauf
leased   a manufacturing  facility  in Huntsville, Scott
County,  Tennessee ("Scott  County").   Fruehauf  also leased
its  wholesale  parts distribution center in Grove City, Ohio.

     Fruehauf   had  an  extensive  distribution  system,
which management believed at the Petition Date was the largest in the industry, consisting of 31 branches (the largest company-owned national sales network), six of which were
leased.   The  branch facilities consisted of office, warehouse
and service space and generally ranged in size from 20,000-35,000 square feet per facility. Fruehauf's distribution system also included 79 "fullline" and 123 "parts-only" independent dealerships as of December 31, 1995. As of the Petition Date, Fruehauf manufactured or marketed several truck trailer models, including dry freight vans, platform trailers, dump trailers and liquid and bulk hauler tank trailers. Dry freight vans represented the largest selling product in the industry and historically accounted for more than two-thirds of Fruehauf's unit sales of new trailers.

     Fruehauf's axle manufacturing facility located in Delphos, Ohio, supplied most of the trailer axles required in
Fruehauf's business.   Most of the axles manufactured at the
Delphos plant were unique in their square beam configuration. All other major domestic truck trailer manufacturers utilize round beam axles in their trailers.

     Fruehauf  manufactured dry freight vans at the Fort
Madison manufacturing  facility  and dump and platform  trailers
at  the Scott  County  manufacturing facility.   In  May  1994,
Fruehauf entered into a series of agreements with LBT, Inc. ("LBT") that included, among others, a private label manufacturing agreement whereby LBT manufactured liquid and bulk hauler tank trailers designed to Fruehauf's specifications and marketed the tank trailers through
Fruehauf's distribution network.   New  trailer sales of LBT
produced product totaled approximately $13.7 million for the year ended December 31, 1995.

     Used trailer sales represented another source of revenue. Used trailer sales were generally somewhat less
cyclical than new trailer  sales.   The sale of accessories and
replacement  parts produced the highest gross margins of any of
the Debtors' product lines.   All  of  Fruehauf's branches
carried a large range of replacement parts, many of which could be used on trailers manufactured by competitors. Fruehauf also sold replacement parts to its independent dealers on a wholesale basis.

     2.   Marketing and Distribution.
     --------------------------------

     Fruehauf maintained a distribution network of 233 points
of distribution  dedicated to servicing the trucking  and
transport industry.    Fruehauf's  large  distribution   network
afforded Fruehauf  the  ability to generate sales to  smaller
independent operators.   In addition, this branch system enabled
Fruehauf  to provide  maintenance  and  other  services  to
customers  on   a nationwide  basis and to take in large
quantities of trade-ins, which are common with large new trailer deals with fleet customers.

     In  addition to the 31 Debtor-owned branches, Fruehauf
also sold its products through a nationwide network of approximately 79 "full-line" and 123 "parts-only" independent dealerships, which generally served the trucking and transport industries. Although these dealers carried the
products  of  a  variety  of manufacturers,   each   dealer
generally   carried   only   one manufacturer's  "brand"  of
each  type  of  product.    Fruehauf maintained a Dealer Sales
Organization to service these dealers. The 79 "full-line" independent dealerships maintained various levels of new trailer stock inventory.

     3.   International Operations.
     ------------------------------

     At the Petition Date, the Debtors' international operations principally included a Mexican subsidiary and an export operation principally for trailer components and
parts.   As  mentioned, Fruehauf's wholly-owned subsidiary FIL
currently holds  a  99.99% equity   interest  in  Fruehauf  de
Mexico,  a  foreign  trailer manufacturing  company that
operates in Mexico.   Shortly  before the Petition Date, as
described more fully below, FIL completed a transaction to sell certain of its interests in other foreign trailer manufacturers.

     Export sales from the Debtors' domestic operations were $9.8 million, $9.4 million and $8.1 million in 1995, 1994 and 1993, respectively.

     4.   Employees.
     ---------------

     As  of  September  15, 1996, the Debtors  had
approximately 2,000  employees.  Approximately  52%  of  such
employees   were represented  by  labor  unions, which had
entered  into  various separate collective bargaining agreements
with the Debtors.   The Debtors  currently  employ approximately
6 full time employees. Approximately 417 people are employed by Fruehauf de Mexico.

     5.   Assumption Agreement.
     --------------------------

     Old  Fruehauf  and Terex Trailer Corporation  (formerly
FRH Acquisition Corporation and now known as Fruehauf) entered into an Assumption Agreement dated as of July 13, 1989
whereby Fruehauf   assumed   certain   liabilities.    Fruehauf
assumed substantially all of the liabilities relating to certain trailer subsidiaries, and the Maritime Business (as defined below), including environmental liabilities, and liabilities relating to employees and former employees of these businesses (such as pension, retiree medical, and workers compensation benefits). As described below, Maryland had already ceased operations at the time of the Fruehauf Acquisition, Jacksonville ceased operations in 1992 and substantially all of CEMCO's assets were sold in December,
1991.   The Fruehauf Acquisition  left  Fruehauf  with
substantial liabilities which took years to fully materialize. These substantial "trailing liabilities" relating to the closed businesses were a significant factor in Fruehauf and the other Debtors' financial difficulties which resulted in these Chapter 11 cases.

     6.   The Maritime Business.
     ---------------------------

     The  Maritime Business acquired by Fruehauf in the
Fruehauf Acquisition consisted of (a) 80% of the capital stock of Coast Engineering and Manufacturing Company ("CEMCO"), (b) all of the capital stock of Jacksonville Shipyards, Inc. ("Jacksonville") and (c) all of the capital stock of Maryland Shipbuilding and Drydock Company ("Maryland"). CEMCO was engaged in the design and manufacture of heavy-duty equipment
used in dockside loading and  unloading.   Jacksonville was a
major ship repair facility located in Jacksonville, Florida that ceased operations in 1992. Maryland was a shipbuilding facility located in Baltimore, Maryland that ceased operations in 1984.

     At the time of the Fruehauf Acquisition, Fruehauf announced its intention to divest the Maritime Business. In December 1991, substantially all of the operating assets of CEMCO were sold. During 1992, Jacksonville's operations
ceased, and a program  was implemented   to  liquidate  its
remaining  assets,   consisting primarily of real estate and
receivables.  On February 10,  1995, Jacksonville  completed the sale of  substantially  all  of  its remaining  real  estate
in  three separate  transactions.  As  a consequence   of
these  transactions,  all  of   Jacksonville's liabilities
associated with these properties, including certain vendor, real and personal property tax and on-site environmental liabilities, were assumed by the purchasers of the respective properties or otherwise satisfied.

 As part of these transactions, Jacksonville received a promissory note in the principal amount of $3,777,100.00
secured by   a   mortgage  encumbering  property  owned  by
Jacksonville Riverfront Development, Ltd. ("JRD"). The property securing the mortgage was the site of Jacksonville's operations and consists of approximately 50 acres of riverfront property, 27.47 acres of uplands and 16.88 acres of submerged land, located near Alltel Stadium in downtown Jacksonville, Duval County, Florida, on the St. Johns River. The property is divided into two parcels. The western parcel includes approximately ten acres of land and contains four
piers that are roughly six hundred feet long.   The eastern
panel includes approximately eighteen acres of uplands and four acres of submerged land and contains one pier that is about six hundred feet long.

     At  the  Petition Date (and currently), CEMCO,
Jacksonville and Maryland had (have) substantial liabilities relating to various matters, including (a) workers compensation and retiree medical benefits in the case of Jacksonville and Maryland, (b) off-site environmental claims in the case of Jacksonville and (c) products liability claims in the case of CEMCO. Such liabilities far exceeded (and exceed) the value of the respective salable assets of these entities. As a consequence, Fruehauf had in certain circumstances funded these liabilities. Due in part to these liabilities, on February 10, 1995, CEMCO filed a petition for relief under chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

     7.   1995 Recapitalization.
     --------------------------

     On  May 3, 1995, Fruehauf completed a recapitalization
(the "1995    Recapitalization")   consisting   of    the
following transactions: (a) the issuance by Fruehauf pursuant to the terms of an indenture (the "Indenture") of certain senior secured notes (the "Senior Notes") to Fruehauf's lenders under its then existing bank credit facility (the "Bank Credit Facility") as a result of an amendment and restatement of the Bank Credit Facility; (b) the issuance by Fruehauf of detachable warrants (the "Restructuring Warrants") to purchase 2,791,907 shares of Fruehauf's common stock, par value $.01 per share (the "Common Stock"), pro rata to the holders of the Senior Notes; (c) an amendment to Fruehauf's then existing revolving credit facility (the "Revolving Credit Facility"), pursuant to which, among other things, (i) Congress Financial Corporation (Central) ("Congress") assumed the obligations of the banks under the Bank Credit Facility in respect of approximately $7.4 million of letters of credit issued by such banks for the benefit of Fruehauf through the issuance of replacement letters of credit and (ii) Fruehauf's line of credit under the Revolving Credit Facility was increased to $45 million less the amount of letter of credit obligations; and (d) the issuance by Fruehauf of an aggregate of 8,136,500 shares of Common Stock in a private placement transaction in which Fruehauf received cash proceeds, net of placement agent fees and other equity placement costs, of approximately $20.7 million. The Trustee under the Indenture is IBJ Schroder Bank & Trust Company, and the lender under the Revolving Credit Facility was Congress.

     The  Senior Notes (a) were issued in an aggregate
principal amount of $74.1 million, which represents $66.6 million of then outstanding indebtedness under the Bank
Credit Facility, $4.1 million of previously accrued amendment fees and approximately $3.4 million in fees associated with the Senior Notes; (b) bear interest at a rate of 14.75% per annum; (c) do not have any mandatory sinking fund; (d) have no scheduled payments of principal
until  April  30,  2002;  and  (e)  were  secured   by
substantially all of the assets of Fruehauf subject  to  a
first priority lien on accounts receivable and inventories held by Congress to secure Fruehauf's obligations under the Revolving Credit Facility and the right of Congress to look to
other assets of   Fruehauf  under  certain  circumstances.
Pursuant   to   a registration  statement  filed with the
Securities  and  Exchange Commission,  Fruehauf  exchanged  the
Senior  Notes   for   debt securities with substantially
identical terms to the Senior Notes and which were publicly tradeable securities (hereinafter also referred to as "Senior Notes"). Interest on the Senior Notes is payable semiannually on May l and November l of each year. As of the Petition Date, approximately $54.5 million principal balance of the Senior Notes remained outstanding.

     8.   The K-H Letter Agreement.
     ------------------------------

     On April 19, 1996, Fruehauf entered into a letter agreement (the "K-H Letter Agreement") with K-H
Corporation ("K-H"), pursuant to which, among other things, K-H purchased an aggregate $6.5 million interest in the Revolving Credit Facility (the "Working Capital Term Note"). As part of the Letter Agreement, KH received five-year warrants to purchase 2,000,000 shares of common stock for an exercise price of $2.50 per share.

     On June 21, 1996, also pursuant to the K-H Letter Agreement, Fruehauf and K-H entered into a loan agreement (the "Subordinated Revolving Note") under which K-H agreed to lend at least $3.5 million to Fruehauf (and additional amounts in  K-H's  sole discretion) to fund trailing liabilities for
which K-H  may  have contingent  liability.   The Subordinated
Revolving Note bears interest at the rate of prime plus 2.5%. The debt owing under the Subordinated Revolving Note is
(a) fully subordinate to the debt evidenced by the Revolving Credit Facility and the Indenture and (b) secured by a lien on collateral subordinate to the security interests of Congress and the trustee and collateral agent under the Indenture.

     9.   Airlie Note.
     -----------------

     The Airlie Group, L.P. was issued a Second Amended Restated Subordinated Promissory Note (the "Airlie Note") by Fruehauf, dated August 26, 1994, in the original principal amount of $8,607,312.33 issued pursuant to an Exchange Agreement dated June 28, 1991. The Airlie Note is subordinate to certain other debt of Fruehauf, has a maturity date of October, 1998 and accrues interest at the rate of 15% per
annum.   On  June  30,  1996, Fruehauf  failed to make an
interest payment due  on  the  Airlie Note.

     10.  Sale of Foreign Assets.
     ----------------------------
     On June 21, 1996, Fruehauf completed the sale of certain of its foreign assets (the "Foreign Sale") to FIL Partners, Ltd. as follows: (a) (i) a 15% interest in Nippon Fruehauf Company, Ltd., which operates in Japan; (ii) a 5% interest in Henred Fruehauf (Pty) Ltd., which operates in South Africa; and
(iii) an approximate 23% interest (9% giving consideration to certain dilutive securities) in Societe Europeenne de Semi-Remorques S.A. ("SESR"), which, in turn, holds equity interests in trailer manufacturing concerns in France, the United Kingdom and the Netherlands; (b) certain trademark and technology licensing agreements currently operative outside North America (including all rights to any fees payable under any such existing agreements and any renewals thereof that may be made in the future); (c) the trademark "Fruehauf" outside of North America; and (d) certain excess machinery and equipment and the rights to collect certain export trade receivables. Proceeds to Fruehauf from the Foreign Sale, net of transaction costs and $1 million held in escrow, totaled approximately $18.3 million.


B.  Financial Condition of the Debtors; Events Necessitating Chapter 11
    Protection.
-----------------------------------------------------------------------

  Fruehauf experienced reduced bookings levels during the second half of 1995 and the first half of 1996 as well as an increase in the level of cancellations. Although new trailer sales for 1995 were higher than the comparable 1994 period, new trailer sales and gross margins during the third and fourth quarters of 1995 were less than anticipated due to production problems at the Fort Madison and Scott County trailer assembly plants. As a result, both plants experienced spot shortages in raw materials and component parts, with corresponding difficulties in optimizing production schedules. New trailer sales, gross margin percentages and operating cash flows were negatively
affected  by  these events.    The  Debtors  continued  to
experience cancellations subsequent to December 31, 1995, with the backlog of customer orders totaling approximately $43
million as of August 31, 1996.     In  addition, Fruehauf de
Mexico's revenue sources continued to be adversely affected by the poor economic conditions in the Republic of Mexico. The
reduction in near-term production levels had   a   drastically
adverse effect on sales and operating profitability and on cash flows.

     Fruehauf incurred massive losses prior to the filing of the Chapter 11 petition which resulted in an insufficiency of cash to sustain its operations and meet its obligations.

     As   of  September  23,  1996,  the  Debtors'
manufacturing facility in Fort Madison, Iowa was idled due to cash constraints. As of the Petition Date, Scott County had been idled due to cash constraints.

     Effective as of September 13, 1996, Thomas B. Roller, the former President and CEO of Fruehauf, resigned from the company to become the President and CEO of Wolverine Tube,
Inc.   In addition,  also  effective as of September 13, 1996,
Timothy J. Wiggins, the former Executive Vice President and Chief Financial Officer of Fruehauf, resigned from the company. Fruehauf's Board appointed Derek L. Nagle President to replace Mr. Roller. Formerly, Mr. Nagle was the Senior Vice President -- North American Sales and Distribution for Fruehauf.

                                    III.

                            THE CHAPTER 11 CASE

A.   Commencement of the Cases.
-------------------------------

     The Debtors commenced these cases under Chapter 11 of the Bankruptcy Code on October 7, 1996 (the "Petition Date").
The Debtors continue to operate as debtors-in-possession, managing their properties and estates in accordance with Sections 1107 and 1108 of the Bankruptcy Code.


B.   First Day Relief.
----------------------

     At a hearing held on the Petition Date, the Debtors sought a variety of forms of relief, typically referred to as "First Day" relief. Initially, the Debtors sought and the Court approved the retention of Jones, Day, Reavis & Pogue as bankruptcy counsel, Morris, Nichols, Arsht & Tunnell as co-counsel, Carson, Fischer, PLC as special counsel, Price Waterhouse LLP as independent auditors, accountants, and tax and financial advisors, and Logan & Company, Inc. as claims and noticing agent.

     In addition, the Debtors received the Court's approval of a variety of routine motions allowing them, among other things, to (1) continue to use their existing centralized cash management system and bank accounts, (2) pay certain pre-petition employee wages, salaries and related items, (3) honor certain pre-petition obligations to customers, and (4) pay certain pre-petition trust fund taxes.

     Additionally, the Debtors sought interim approval of first priority secured post-petition debtor-in-possession financing (the "Madeleine Facility") in an interim amount not to exceed $35 million from Madeleine, LLC ("Madeleine"), an affiliate of Cerberus Partners, L.P.

     The  Madeleine Facility provided the Debtors with a line
of credit  with  two  components:   a  $35  million  borrowing
base facility  and  an over-advance facility of $20 million.
On the Petition Date, the Court approved the DIP Facility on an interim basis pending a hearing with respect to a final order. As part of the Interim Order approving the DIP Facility, the Debtors were authorized to use proceeds from the DIP
Facility  to   pay $6,739,006.12  to  K-H  for amounts due
under the pre-petition working capital facility and $6,656,425.85 to Congress Financial Corporation ("Congress") to cash collateralize undrawn letters of credit issued by Congress and other indemnity obligations and $7,871,561.19 to Congress for amounts due under the pre-petition working capital facility. Under the payoff letters with K-H and Congress, the Debtors remained obligated to continue to indemnify K-H and Congress for any indemnification and reimbursement obligations under the loan documents as administrative expenses. Additionally, Congress retained $312,448.85 as cash collateral for any of the indemnification and reimbursement obligations due to Congress under the loan documents.

     The Court entered a final order approving the Madeleine Facility on November 5, 1996.

C. Formation of Unsecured Creditors' Committee and Bondholders' Committee.
--------------------------------------------------------------------------

    On  October  21,  1996, the United States  Trustee  for  the
District of Delaware appointed an Official Committee of
Unsecured Creditors  for  the  Debtors' jointly  administered
cases.   The following  entities were appointed as members  of
the  Unsecured Creditors' Committee:

                    a.   The Airlie Group, L.P.;
                    b.   Southern Fabricators, Inc.;
                    c.   Decatur Aluminum Corp.;
                    d.   Aluminum Co. of America (Alcoa);
                    e.   Goodyear Tire and Rubber Co.;
                    f.   Ruan Transport Corporation; and
                    g.   Leclerc Inc.


The Unsecured Creditors' Committee retained Stroock & Stroock & Lavan, L.L.P. as its counsel, and Saul, Ewing, Remick & Saul as its local counsel. The Committee also retained Ernst & Young, L.L.P. as its accountants. The Unsecured Creditors' Committee currently consists of four members: Southern Fabricators, Inc.; Decatur Aluminum Corp.; Aluminum Co. of America (Alcoa); and Goodyear Tire and Rubber Co.

     The Court also recognized the Unofficial Committee of Senior Secured Noteholders (the "Bondholders' Committee") as
parties  in interest.   The  Bondholders' Committee consists of
(a) Herzog, Heine & Geldue; (b) Lehman Brothers; (c) Bartlett & Co.; (d) M.H. Davidson & Co.; (e) Foster & Motley, Inc.;
(f); OTA Limited Partnership; (g) Everen Securities; (h) Baker Nye Advisors; (i) Miller Tabak Hirsch & Co.; (j) Kennedy, Cabot & Co.; (k) Credit Research & Trading LLC; (l) Aisel & Co., L.L.C.; (m) Yamaichi International (America); (n) Mariner Investment Group, Inc.; (o) Paloma Partners; (p) Societe Generale Securities Corp.; and (q) CoMac Partners, L.P. The Bondholders' Committee retained Haynes and Boone, L.L.P. and Young, Conaway Stargatt and Taylor as counsel.

D.   First Asset Sales.
-----------------------

     On  December  3,  1996, Debtor Fruehauf Trailer
Corporation sought the Court's approval of its sale of certain real property located in Philadelphia, Pennsylvania free and clear of all liens, claims and encumbrances pursuant to
Section 363 of the Bankruptcy Code. Again, the net proceeds of the sale were to be paid to Madeline in accordance with the terms of the final DIP order. By the motion, Fruehauf sought the Court's approval of a post-petition agreement entered according to terms as to which there had been
substantial agreement pre-petition, in September 1996.   Those
terms called for the sale of the Philadelphia property to Navistar free and clear of all liens and interest therein for $850,000.00. The Court approved the sale of the Philadelphia property by order dated December 23, 1996.

E.   Retention of Alvarez & Marsal Services.
--------------------------------------------

     The Debtors retained Alvarez & Marsal, Inc. ("A&M") as crisis managers, with the Court's approval, on or about October 9, 1996, as required by the Madeleine Facility. On December 10, 1996, the Debtors moved the Court for an order expanding the scope of A&M's employment to include financial advisory and investment banking services. In connection with the Debtors' exploration of a variety of reorganization scenarios, the Debtors determined that the sale of some or all of their businesses might be the appropriate method by which to maximize the value of their estates for the benefit of creditors. The Court approved the expanded scope of A&M's employment on December 23, 1996.

F.   Key Employee Retention Program.
------------------------------------

     On  December  9, 1996, the Debtors sought Court approval
of their assumption and performance of a two-part pre-petition employee retention program. The first part of the plan provided for certain retention payments consisting of a percentage of an employee's annual salary payable over time to encourage the key employees to remain with the Debtors. The second program, consisting of key employees and top-level management roles, provided similar benefits albeit at a higher payment rate and accelerated schedule. The total amount of the retention payments was estimated at approximately $1.3 million. The Court approved the Key Employee Retention
Program by Order dated December  23, 1996.   The  Program was
not extended after it expired  in  March 1997.

G.   Significant Events During the Case.
----------------------------------------

     1.   Sale of Delphos Axle Plant to Holland Hitch.
     -------------------------------------------------

     On  January  22,  1997, Fruehauf and Holland  Hitch
Company ("Holland Hitch") entered into a purchase agreement for the sale of Delphos Axle unit. The agreement provided that Holland Hitch would purchase the Delphos assets as a going concern and take assignments of the Delphos sales contracts in exchange for cash in the amount of $13 million, plus the agreed value at closing of the Delphos Axle unit's inventory and the assumption of certain liabilities.

     By  motion  dated  January 22, 1997, Fruehauf  sought
Court approval  for  a  procedure to sell the Delphos assets
free  and clear  of  liens, claims and other encumbrances.   The
procedure generally  provided  for  a Solicitation  for  Bids to Purchase Fruehauf Trailer Corporation's Delphos Axle Business and Assets and Terms and Conditions of Auction (the "Solicitation") to be sent to all parties either known by Fruehauf to have an interest in the Delphos assets or identified by Fruehauf as having a potential interest in the assets. The Solicitation identified the procedures to
be followed by each potential  bidder.   The procedures required
the submission of initial written bids by no later than February 14, 1997, accompanied by bid deposits and certain information relating to the financial wherewithal of the
bidder.   The  procedures contemplated an auction being  held
on February 18, 1997, and further contemplated certain minimum bidding requirements, including minimum bidding
increments.   The procedures  also required that offers be in
cash and not  subject to  further due diligence financing or
other contingencies except those   contingencies  provided  for
in  the  Delphos  purchase agreement with Holland Hitch.

     In  conjunction  with seeking approval  of  the  asset
sale procedures,   Fruehauf  also  sought  approval  of   an
expense reimbursement   agreement  with  Holland  Hitch.    The
expense reimbursement agreement required Fruehauf to pay to Holland Hitch a topping fee of $460,000 and to reimburse certain of Holland Hitch's reasonable out-of-pocket expenses in the event that the Bankruptcy Court approved a sale to a party other than Holland Hitch or that Fruehauf failed to close a sale with Holland Hitch after the Court had approved such sale. The Court approved the asset sale procedures and the expense reimbursement agreement.

     Holland   Hitch   modified  its  offer   to   eliminate
an environmental escrow and reduced its bid to $12,250,000 plus the agreed value of the inventory. Wabash National Corporation timely submitted a bid in the amount of
$13,250,000  plus  the agreed  value  of  the  inventory.   On
February 18, 1997, as contemplated by the asset sale procedures, the Debtors conducted an auction of the Delphos assets where Holland Hitch was the successful bidder with a bid of $14,390,000 plus the value of the inventory. Thus, as a result of the auction, the purchase price for the Delphos
assets increased $2,140,000.   The  Bankruptcy Court approved
the sale of the assets to Holland Hitch.

2. Sale of Debtors' U.S. Manufacturing and Sales and
   Distribution Businesses to Wabash.
   -------------------------------------------------

     On  February  15,  1997,  Fruehauf Trailer  Corporation
and Fruehauf  International, Ltd. sought the entry of an  Order:
(i) establishing bidding and asset sale procedures for substantially all of the Debtors' businesses and assets as going concerns, (ii) authorizing the sale of the assets free and clear of liens, claims and other encumbrances, and (iii)
authorizing assumption and   assignment  of  related  leases
and executory contracts. Essentially, the motion sought to establish the procedure for an auction of Fruehauf's domestic trailer manufacturing and domestic sales and distribution businesses. The Debtors proposed and the Court approved a solicitation requiring the submission of initial bids by March 14, 1997, with an auction to be held on March 18, 1997. The
procedures required bid deposits, information relating to   the
financial  ability  of  each  bidder  to  perform   and
contemplated minimum bidding increments and the submission of bids with substantially identical terms and conditions as established by a form purchase agreement.

     On March 14, 1997, the day that bids for the Debtors' assets were due, the Debtors appeared before the Court with an offer from Wabash National Corporation ("Wabash"). The Debtors sought approval of a topping fee and expense
reimbursement  agreement with  Wabash.   The agreement, which
was approved by the Court, provided for the Debtors' reimbursement of Wabash's expenses up to $250,000 and payment to Wabash of a topping fee of $1.5 million. The topping fee was not to be payable to Wabash if the Debtor determined that the assets to be sold to Wabash should be reorganized rather than sold. The topping fee was payable if the Debtor accepted a higher offer for the same assets or if the Debtor operated outside the ordinary course of its business in a manner which lead to a material adverse change.

     Wabash  was  the  sole bidder at the March 17  auction.
In connection with the auction, Wabash altered the terms of its prior purchase agreement with the Debtors to include the purchase of the Debtors' Fort Madison plant and the purchase price increased approximately $4 million as a result.

     The  Wabash consideration consisted of $19 million in
cash, 1,000,000 shares of Wabash common stock, and $17,600,000
of  par value   of   Wabash   preferred  stock.    Although
the   total consideration was insufficient to pay both the
secured DIP lender and the claims of the senior secured noteholders in full, the Court concluded that the sale was in the best interests of the Debtors and its creditors since it appeared to represent the market value of the assets. Madeleine, the DIP lender, objected to the Wabash sale on the grounds that the cash portion of the proceeds was
insufficient to pay off the Madeleine  loan.   The Debtors
addressed the objection by seeking the Court's authority to pay to Bank of America certain due diligence and commitment fees as a first step to finding a replacement DIP lender and the sale to Wabash was approved by the Court.

  3.   Rejection  of  Collective Bargaining Agreements
       and Termination of Retiree Benefits.
       -----------------------------------------------

          a.   Termination of Retiree Benefits.
          -------------------------------------

          The   Debtors  had  approximately  1,800  retirees
and dependents of retirees (collectively the "Retirees") all of whom at some time had been entitled to medical and related benefits from the Debtors (the "Benefits"). Historically, the Debtors were self insured for all of the Benefits.

          The Debtors continued uninterrupted payment of Benefits from the Petition Date through April 15, 1997, the day prior to the closing of the Wabash sale. Payment of the post-petition amounts required certain financial accommodations from Fruehauf's predecessor, K-H Corporation ("K-H"). Nearly 90% of the Debtors' Retirees were employees of K-H who retired prior to Fruehauf's acquisition of K-H's trailer and maritime businesses.

          As a result of its decision to dispose of its domestic operations through a going concern sale, the Debtors sent notices to Retirees on January 31, 1997, indicating that Benefits would terminate on April 15, 1997. Section 1114 of the Bankruptcy Code provides a process for the modification or
termination of retiree benefits.   Consistent with the required
process, on April 16, 1997, the Debtors made a proposal to the Paperworkers Union to terminate Benefits to the Paperworkers Retirees and filed a motion for interim and final orders terminating these Benefits pursuant to Sections
1114(g) and (h) of the Bankruptcy Code.   On April  18,  1997,
the Court entered an Agreed Order among the Debtors, the Paperworkers Union and the Bondholders' Committee immediately terminating the Paperworkers Benefits on an interim basis.
The Debtors then requested that the Paperworkers Union be designated as the representative of the Retirees with respect
to the  Debtors  proposed termination of the  Benefits.   The
Court granted  this  request.   The Debtors made  a  proposal
to the Paperworkers Union that Retiree Benefits be terminated because (i) the Debtors had no unencumbered assets from which to pay the Benefits on a going forward basis (in fact, the secured creditors were not likely to be paid in full); and (ii) termination of the Benefits was necessary to maximize the value of the Debtors' estate and provide the Debtors with an opportunity to propose a plan of reorganization that would
maximize  recoveries  to  all creditors.   Further, the Debtors
pointed out that many of the retiree benefit plans at issue were subject to termination or modification pursuant to their terms. On May 29, 1997, the Court entered a Final Order Authorizing Debtors to Modify Certain Retiree Benefits, Pursuant to Section 1114 of the Bankruptcy Code in which all
Retiree  Benefits  were  terminated.   Continuing benefits   may
be available to some retirees from Fruehauf predecessors who may be co-obligors on Retiree Benefits.

          b.   Collective Bargaining Agreements.
          --------------------------------------

          The Debtors were parties to approximately 40 current
or former   collective  bargaining  agreements  (collectively,
the "CBAs") with various labor organizations (collectively, the "Unions") representing certain former employees of the Debtors (collectively, the "Employees"). Upon the sale of the Delphos Axle plant and the sale of the domestic manufacturing and sales and distribution operations to Wabash, virtually all of Debtors' Employees were terminated. Although Holland Hitch and Wabash agreed to hire many of the Employees, it did not agree to the assignment of the CBAs in connection with the
purchases.   By motion  dated  April  22, 1997, the Debtors
sought authority to terminate and reject their CBAs pursuant to Section 1113 of the Bankruptcy Code. At the same time, the Debtors sent notice to the Unions that it proposed to
terminate and reject all CBAs and agreed   to  meet  with  the
Unions  to  discuss  the   proposed termination and rejection,
all as required by Section 1113 of the Bankruptcy Code. In their motion, the Debtors pointed to the sale of their assets and the termination of their Employees as grounds for termination and rejection of the CBAs. The Debtors also pointed out that they had no unencumbered assets with which to
pay  any  obligations that might arise under the  CBAs.   The
Debtors did not waive their right to assert that the CBAs had already been terminated pursuant to their terms. Following negotiations with the Unions and a hearing on notice, the Bankruptcy Court approved termination of the Debtors' CBAs on May 29, 1997.

   4. Receipt of $6.5 Million Senior Mortgage on Certain Jacksonville Property.
----------------------------------------------------------------------------

     As  noted above, Jacksonville held a promissory note in
the principal   amount  of  $3,777,100.00  secured  by   a
mortgage encumbering property, a 50 acre parcel of land in Duval County, Florida which is owned by JRD. On December
3, 1996, Debtor Jacksonville sought Court approval of an agreement to sell the promissory note and purchase money mortgage pursuant to Section 363(b) of the Bankruptcy Code. Under the agreement, Jacksonville agreed to sell the note and mortgage to JRD for $2.745 million, which, less certain fees, costs and expenses related to the sale, would be paid to the Debtor's DIP lender in accordance with the terms of the final
DIP order entered on November 5, 1996.   In  a hearing  on
December 23, 1996, the Court approved  the  Debtor's motion
authorizing  it to sell the note and mortgage.   However, the
sale never closed. JRD defaulted on its obligations to pay the note and Jacksonville instituted foreclosure proceedings. Subsequently, JRD filed chapter 11 in Jacksonville, Florida to stay the foreclosure, and Jacksonville pursued its rights in that bankruptcy case.

     On May 22, 1998, JRD's plan of reorganization was confirmed. With respect to JRD's default on the promissory
note  in  the principal   amount  of  $3,777,100.00  secured  by
a   mortgage, Jacksonville received an allowed secured claim
against JRD in the amount of $5,140,000 (the "Claim"). In addition, under JRD's plan, Jacksonville loaned JRD $1,342,046 (the "Tax Loan") to redeem certain tax certificates that endangered Jacksonville's recovery on its claim against JRD. To ensure repayment of both the Tax Loan
and  the  Claim,  Jacksonville  has  received   a consolidated
five year note in the amount of $6,502,583.00  (the "Note")
secured by a first mortgage on the property.   The  Note accrues
interest at 12.5% per annum and is repayable in monthly payments based on a 20 year amortization. JRD's monthly payments to Jacksonville on the Note will also include payment of 12% of the interest owed, and an additional 0.5% in interest will accrue and be due on the sale of Jacksonville's
collateral,   on refinancing  or in 5 years, when the Note
matures. In addition, JRD is required to (i) fund a tax escrow account maintained by Debtors' counsel to ensure payment of all property taxes; (ii) adequately insure the property, and (iii) comply with any orders issued by the Florida Department of Environmental Protection (including an existing consent order) relating to environmental concerns with respect to the property.

     5.   Replacement  of  the Madeleine Facility  with  the BOA Facility.
----------------------------------------------------------------------

     In conjunction with the Debtors' efforts to close the sale to Wabash, the Debtors sought court authority to enter into a debtor-in-possession financing agreement (the "BOA Facility") with Bank of America NT&SA. As described above, the Debtors' original DIP lender was Madeleine. Under the terms of the Madeleine Facility, Madeleine had the authority to disapprove a sale of the Debtors' assets. Madeleine had opposed the sale to Wabash on the limited basis that the sale  would  not  produce sufficient  cash to retire the
Madeleine Facility.   Through  the BOA  Facility, the Debtors
sought sufficient financing to pay off the Madeleine Facility with a combination of the cash proceeds from the Wabash sale
and a draw on the BOA Facility.   The  BOA Facility was needed
to finance the wind down of the estates.

     The  BOA Facility allowed the Debtors to borrow up to
$12.5 million.   The BOA Facility was secured by a first
priority lien and security interest in all property of the Debtor's estate, including the Wabash stock that Debtors
would  receive   in conjunction with the Wabash sale.  BOA was
also granted a super priority administrative expense claim to secure repayment of the BOA Facility.

     The BOA Facility was approved by the Bankruptcy Court and the Madeleine Facility was retired at the closing of the
Wabash sale.   In  August  1997, the Debtors sold sufficient
shares of Wabash common stock in a private placement to pay off the BOA Facility and to provide the Debtors with sufficient ongoing working capital.

     6.   Litigation with Alvarez & Marsal and Thomas E. Ireland.
     ------------------------------------------------------------

     Fruehauf  and the Unofficial Committee objected to  the
fee application  of  A&M, the crisis managers and investment
bankers for  Fruehauf.   A&M  was employed as the  crisis
manager (with Thomas E. Ireland serving as Chief Executive Officer of Fruehauf) shortly after the case was filed. The engagement was expanded to include investment banking services effective November 21, 1996. While A&M was employed in both roles, Fruehauf sold substantially all of its assets, including an axle manufacturing plant in Delphos Ohio to Holland Hitch. In addition, Wabash purchased Fruehauf's sales and distribution network and its Scott County and Fort Madison trailer manufacturing plants.

     A&M   requested  approval  of  crisis  management  fees
of $708,333.33 and investment banking fees of $1,010,104.05 and
also filed   an   unliquidated  administrative   expense   claim
for indemnification   by   Fruehauf  for  the  litigation
expenses. Oppenheimer & Co., which had served as the Debtors' investment bankers before the bankruptcy filing, filed an administrative claim asserting a right to a fee for its pre-petition investment banking work. Fruehauf and the Bondholders' Committee objected to Oppenheimer's administrative claim and that dispute was consolidated with the A&M application. After extensive discovery and litigation, the dispute was settled. The settlement, which was approved by the Bankruptcy Court, included A&M reducing its investment banking fee by $550,000, and returning the balance of its retainer after paying the balance owed on its crisis management fees. Oppenheimer received $100,000 in cash and an allowed unsecured claim of approximately $1.6 million. From the litigation, Fruehauf received approximately $535,000, net the payment to Oppenheimer. The parties exchanged mutual releases and a joint press release was issued by Fruehauf and A&M announcing the settlement.

     7.   Relocation of Offices to California.
     -----------------------------------------

     After  the sale of the remaining domestic manufacturing
and Sales  and  Distribution system to Wabash,  the  Debtors had  no ongoing  need for their corporate headquarters to remain
in  its leased  space  in  Indianapolis.   The  headquarters
lease   was rejected  on  June 1, 1997, and the remaining books,
records and headquarters were relocated to California to office space near the Debtors' Chairman and President and its employees. The move, which did not include relocating any employees, saved the Debtors' money by reducing leasehold expenses and travel costs associated with the Indianapolis headquarters.

     8.   Sales of Wabash Stock.
     ---------------------------

     Fruehauf   sold   800,000  of  the   1,000,000   shares
of unregistered and restricted Wabash National Corporation stock
it received  in  April  1997.   On August 15,  1997,  Fruehauf
sold 600,000 of its shares of Wabash Common Stock to Merrill Lynch, Pierce Fenner & Smith Incorporated ("Merrill
Lynch") which realized cash proceeds of $15,641,361.81. The sale to Merrill Lynch was done to enable Fruehauf to pay, in full, the sum of $8,274,115.97 to Bank of America, Fruehauf's debtor in possession lender, and to obtain working capital. On November 7, 1997, Fruehauf sold an additional 200,000 of its  shares  of  Wabash Common  Stock  to Merrill Lynch which
realized cash  proceeds  of $5,591,625.00.   This sale was done
to obtain additional working capital. The sales were accomplished in private placements since the stock had not been registered and was restricted when it was sold.

H.     Current  Management  of  the  Debtors  and  Disclosure of Compensation.
----------------------------------------------------------------------------

     The  Debtors' Boards of Directors each have two  members
Chriss  W.  Street  and Worth W. Frederick.   From  October
1996 through April 16, 1997, Fruehauf's Board also included Jonathan Gallen and Robert Incorvaia who had been designated by the initial DIP lender and who resigned when that debt was paid.

     The Debtors' current officers and their annual compensation is as follows:

          Chriss W. Street, Chair, President and CEO     $270,000
          James Wong, CFO and Treasurer                   $78,000
          Worth W. Frederick, Vice President              $90,000
          Courtney Watson, Secretary                      $65,000


     Chriss W. Street
     ----------------

     In 1996, Street was elected to the Board of Directors of Fruehauf Trailer Corporation and became its Chairman in October of 1996. After the resignation of Mr. Ireland as CEO in April, 1997, Street became Fruehauf's CEO. Street was instrumental in negotiating the sale of Fruehauf's sales and distributions and manufacturing assets to Wabash. Street was also instrumental in obtaining and negotiating the replacement DIP loan from Bank of America.

     After the Effective Date, Street will serve as Liquidating Trustee of the Liquidating Trust. In addition to his positions with Fruehauf, Street is a principal in Chriss Street & Company and the Chairman and CEO of Comprehensive Care Corporation. Street is an investment banker and corporate workout specialist with a proven background in assessing and maximizing the value in troubled companies and their assets. A former officer of Dean Witter Reynolds & Company and Kitter Peabody & Co.; and a managing director of Sidler Amdec Securities, Street formed his own company, Chriss Street & Company in 1992, and he currently serves as President. The firm specializes in the securities of troubled companies.

     Worth W. Frederick
     ------------------

     Worth W. Frederick currently serves as Vice President and a Director of Fruehauf Trailer Corporation and is the acting President and managing director of Fruehauf de Mexico. Under his leadership, the Mexican operations have tripled production and obtained profitability.

     Mr.   Frederick   has  extensive  hands-on   experience
in management consulting services. He has helped a number of companies analyze their business problems, increase productivity and profitability, assessing manufacturing operations and improve project planning, scheduling and quality control. He has served as an interim Chief Executive Officer, Chief Operating Officer and in other senior management positions. Prior to becoming a consultant, Mr.
Frederick  had  extensive  experience  in   the manufacturing
area, including serving as an executive officer  of Teledyne
Systems  and  of  Ford  Aerospace  Corporation.    Mr. Frederick
also served as the President and CEO of Asco Aerospace Products.
 In these capacities, Mr. Frederick has directed all aspects of manufacturing, including project planning, product assurance, engineering, and materiel and logistics organization.

     Mr.   Frederick  holds  an  M.S.  in  Industrial
Management (comparable to an M.B.A.) and a B.S. in electrical engineering from Purdue University.

     James Wong
     ----------

     James  Wong serves as the Chief Financial Officer,
Treasurer and Vice President of Fruehauf Trailer Corporation. He also shares responsibility with Mr. Frederick for oversight of the operations of Fruehauf de Mexico. Mr. Wong managed the wind down and transition of Fruehauf after the sale
to Wabash.   Mr.  Wong has  also  worked extensively on
evaluating Fruehauf's remaining assets and in trying to sell the remaining property, much of which has environmental issues.

     From 1994 through 1997, Mr. Wong served as Vice President of Chriss Street & Company and as Senior Financial Analyst for Comprehensive Care Corporation. Mr. Wong was instrumental in the financial restructuring of Comprehensive Care Corporation, which is listed on the New York Stock Exchange. In these capacities, Mr. Wong analyzed a number of distressed companies as well as certain debt and equity securities in a
number  of  industries, including   the   health   care
industry,   and   the    ground transportation,  computer  disk
drive  and  soft   line   retail industries.    As   Financial
Analyst  for  Comprehensive   Care Corporation,  Mr.  Wong
performed numerous standard corporate accounting functions, analyzed merger and acquisition targets, engaged in due diligence and performed company valuations and deal structuring. Prior to joining Chriss Street & Company, Mr. Wong served as a financial analyst with Merrill Lynch.

     Courtney Watson
     ---------------

     Courtney Watson currently serves as corporate secretary of Fruehauf Trailer Corporation. In that capacity, she maintains corporate records and administers a number of employee relations functions as part of the winding down of Fruehauf's operations. Ms. Watson has also attempted to create order from the remaining financial records of Fruehauf and to assure payment of postpetition obligations of the Debtor.

     Ms.  Watson  also  serves  as the  corporate  secretary
for Comprehensive Care Corporation and is the Chief Financial
Officer of   Chriss  Street  &  Company  where  she  is
responsible for accounting transactions, securities transactions and securities compliance. She has securities
License Series 7, Series  63  and Series  28.   Before joining
Chriss Street & Company, Ms. Watson operated a business that offered a wide range of accounting services needed by small businesses and individuals. From 1980 through 1989, Ms. Watson was a project manager at Ford Aerospace and Communications Corporation where she managed contracts and presented cost versus budget performance using cost schedule status reporting.

     The officers will receive the following bonuses on the Effective Date of the Plan:

          Chriss W. Street              $350,000
          Worth W. Frederick            $100,000
          James Wong                     $50,000
          Courtney Watson                $50,000

These  bonuses  reward the officers for the  significant
results they  achieved  in  liquidating  the  Debtors'  assets
and   the substantial  work  performed before  becoming
employees of the Debtors as well as after assuming these positions.

 I.   Assets and Liabilities of the Debtors.
 -------------------------------------------

     1.   Debtors' Major Assets (1)
     -----------------------------

          a.   Unrestricted Cash and Short Term Investments
          -------------------------------------------------

          Debtor   had   $8,637,000  in  cash  and   short
term investments as of April 30, 1998.

          b.   Stock of Wabash National Corporation
          -----------------------------------------

               (1)   200,000  shares of Common Stock of Wabash
National Corporation

               (2)   352,000  shares  of $50 Preferred  Stock
of Wabash National Corporation convertible into shares of common stock of Wabash National Corporation at a price of
$21.375  per share.   The Preferred Stock includes a coupon rate
of 6% on the face value of $17,600,000 and is redeemable by Wabash under certain circumstances.

          c.   Fruehauf de Mexico
          -----------------------

               (1)  Operations

               Fruehauf  de  Mexico owns and operates  a
trailer manufacturing plant located approximately 45 minutes
north of the Mexico  City,  Mexico  airport.   In  January,
1998,  the  plant manufactured  198 trailers, primarily for sale
in  Mexico.   The main  plant covers 108,000 square feet (70 x
171 meters) and has the capacity to manufacture 1920 trailers per year (using a single shift at current
efficiency without overtime  or  weekend work   by  employees).
Worth  Frederick,  Vice  President,   is responsible   for
overseeing  the  plant  and  its   operations. Fruehauf de
Mexico has shown a small operating profit (EBITDA) on a monthly basis since June, 1997.

               (2)  Assets and Liabilities

               As  of  February  28, 1997, Fruehauf  de
Mexico's primary assets and liabilities and their related book value in U.S. dollars were:

            Assets
            -------
            Property, Plant, Equipment (2)  $ 6,010,000
            Inventory                         3,821,000
            Accounts/receivable               4,204,000
            Cash                               (242,000)
                                             ----------
            Total                           $13,793,000

(1) This discussion does not indicate the specific Debtor owns each asset. All of the Debtors' assets are subject to the liens of the holders of the Senior Notes. Since the value of the assets does not exceed the amount owed to the holders of the Senior Notes, the ownership of specific assets is irrevelant to unsecured creditors. Distributions under the Plan to administrative, priority and unsecured creditors are only being made because the Senior Noteholders have agreed to allow such distributions from their collateral.

(2) This value represents approved fair market value of the property, plant and equipment as of January 8, 1998.

            Liabilities
            ------------
            Trade Payables                  $2,893,000
            Note Payable FIC                 1,285,000
            Short Term Debt                    521,000
            Customer Advances                1,115,000
            Other Current Liabilities          970,000
                                            ----------
             Total                         $6,784, 000


Customarily, Fruehauf de Mexico's customers pay substantial deposits with their order for trailers.

            (3)    Labor situation

            Fruehauf  de  Mexico employs approximately  417
full time  employees.   The  employees  are  represented  by
CTM  for collective  bargaining  purposes.   Fruehauf  de
Mexico  is  not experiencing any labor problems at this time.

            (4)    Competition

            Fruehauf de Mexico's market share (in Mexico) is approximately 35%. Its primary competitors, and their respective market shares, are Ramirez, 20%; Caytressa, 15%; and Gonzales, Rocsa, Retessa, Wabash, and others, each with approximately 5%.

            Fruehauf   de   Mexico  currently  manufactures
the following types of trailers: dry freight vans, reefers, bottom hoppers, end dumps, rock dumps, liquid tankers and platforms.

            (5)    Intercompany obligation

            As of December 31, 1997, Fruehauf de Mexico owed Fruehauf $955,000 on open account.

            (6)    Financing

            Fruehauf de Mexico entered into a one year, $1 million (US) line-of-credit financing agreement with Mercedes Benz Financing. Draws accrue interest at LIBOR plus
6.5%.

            (7)    Management

            Worth  Frederick is the managing director of
Fruehauf de  Mexico.   Mr. Frederick has many years of
experience  in  the manufacturing industry and has been a member
of Fruehauf's  Board since  1996.   James Wong, who has worked
with Chriss  Street  in corporate  restructurings for the last
four  years,  assists  Mr. Frederick   in   overseeing  Fruehauf
de  Mexico's   operations. Marcelino Carmona, who has been with
the Company for thirty  (30) years,  will  continue as Director
of Plant  Operations.   Eliseo Flores, who has worked in trailer
sales for over 15 years and for the last six years in Mexico, will continue as Director of Sales.

            (8)    Ownership

            Fruehauf International Corporation is the majority owner of Fruehauf de Mexico.

          d.Jacksonville Riverfront Development Note Receivable
          -----------------------------------------------------

          As   noted  above,  Jacksonville  holds  a  five
year promissory note in the amount of $6,502,583.00 (the "Note") secured by a first mortgage on approximately 50 acres of riverfront property located in downtown Jacksonville, Duval County, Florida. The Note accrues interest at 12.5% per annum and is repayable in monthly payments based on a 20 year amortization. JRD's monthly payments to Jacksonville on the Note will also include payment of 12% of the interest owed, and an additional 0.5% interest will accrue and be due on the sale of Jacksonville's collateral, on refinancing or in 5 years, when the Note matures. In addition, JRD is required to (i) fund a tax escrow account maintained by Debtors' counsel to ensure payment of all property taxes; (ii) adequately insure the property; and (iii) comply with any orders issued by the Florida Department of Environmental Protection (including an existing consent order) relating to environmental concerns with respect to the property.

          e.Kearny Branch Note Receivable
          -------------------------------

     The  Debtor  sold  its branch in Kearny, New  Jersey  to
15 Hackensack Avenue Corp. before these cases were filed. The purchase price included a 60 month promissory note with an original face amount of $2,400,000 and requiring monthly payments of $10,000 in principal plus an additional amount for interest, all of which is secured by the property. The note balloons on February 1, 2001. As of March 31, 1998, the balance owed the Debtor was approximately $1,734,000. The note has been in default since February of 1997, although the borrower has continued to pay $25,000 a
month.   Fruehauf  is  instituting foreclosure proceedings
against 15 Hackensack Avenue Corp.

     This  property has environmental damages which  need  to
be remediated.   The note calls for these costs to be  split
evenly between the purchaser of the property and FTC, with a maximum exposure to FTC of $500,000. The costs associated with this clean-up are estimated at approximately $1,000,000 and therefore the value of the note has been reduced by
$500,000.   No  such costs  have  yet  been incurred, and the
$500,000 claim against Fruehauf with respect to this contingent liability has been disallowed by the bankruptcy court.

          f.        Sindorf
          -----------------

     The  Debtors  believe  that Fruehauf  International
Limited ("FIL"),  through various entities, has an interest or
interests in   property   located  in  Sindorf,  Germany,   an
industrial municipality  near Cologne.  The Debtors believe
that  FIL  owns Deutsche-Fruehauf   Holdings  Corporation  and
Deutsche-Fruehauf Beteiligungs   GmbH,   which   owns
Deutsche-Fruehauf   Holdings Corporation,  which  owns  98%  and
2%,  respectively,  of   the partnership  interests in Fruehauf
Corp. & Co. CLG, a German partnership which the Debtors believe has an interest in 54,581 square meters of real property in Sindorf. At the present time, despite investigation, it remains unclear what interest, if any, FIL has in the Sindorf property. In addition, the German Pension Protection Agency (PSVaG) has a claim against Fruehauf for DM 6.01 million with respect to the Sindorf property. Fruehauf also has other liabilities associated with the Sindorf property that are approximately DM 0.2 million.

          g.        Miscellaneous Real Estate
          -----------------------------------

     The Debtors own various tracts of real estate throughout
the U.S.   The  Debtors  own eight home lots in  Lexington
Township, Davidson County, North Carolina, that do not meet certain city ordinances governing home lots and thus have little, if any, value. The Debtors own two additional sites in Jacksonville, the Hogan's Creek property and the
Pickettsville  dump  site  and Mayport.   These  sites have
values that are  very  difficult  to determine.   The Hogan's
Creek property cannot be sold at this time because it may be taken by eminent domain (the property adjoins a highway). The Pickettsville dump site may contain hazardous waste and an environmental study will have to be undertaken to determine the future best use of this property. The Mayport property consists of three lots of undeveloped light industrial commercial real estate. Management has estimated the value of this property at $300,000. Finally, Fruehauf owns 7.89 acres with a building in Harrisburg, Pennsylvania that has been appraised for $350,000.

          h.        Miscellaneous Receivables and Escrows
          -----------------------------------------------

     The   primary   receivables  and  escrows,   excluding
the receivable from Fruehauf de Mexico discussed above, arise from refunds of insurance premiums and state sales tax payments. The largest is from the Debtors' workers compensation carrier, AIG, in the amount of approximately $2 million. The AIG escrow will be  released  when  the  claims against the  policies
have  been resolved.   There  can  be  no  assurance  that  any
 of   these receivables or escrows will have any value.

          i.        Causes of action
          --------------------------
            (1)    Miscellaneous Receivables and Escrows

     The   primary   receivables  and  escrows,   excluding
the receivable from Fruehauf de Mexico discussed above, arise from refunds of insurance premiums and state sales tax payments. Other escrows are held by the Debtors' former DIP lender, Madeleine and various present and former
professionals.   The largest escrow is from the Debtors' workers
compensation carriers and providers of financial responsibility bonds for Fruehauf prior to the Petition Date,
American International Group and  its related   insurance
companies  ("AIG"),   in   the   amount   of approximately
$4..5 million. The AIG escrows will be released when the claims against the policies have been resolved or through litigation with AIG. There can be no assurance that any of these receivables or escrows will have any value.

            (2)    Causes of action

     The  Debtors are currently investigating possible causes
of action they might have against various parties. The bankruptcy related causes of action include preferential and
other avoidable transfers.   The  Debtors have yet to identify a
precise amount that it would seek from the recipients of these transfers.

     With  respect  to  preferences, any  entity  or  person
who received a payment or other property from the Debtors within the 90 days before the Petition Date (or one year before the Petition Date if the entity or person is an insider, as defined in section 547(b)(4)(B) of the Bankruptcy Code) is a potential target by the Debtors for a preference action under
section  547  of  the Bankruptcy   Code.    The   Debtors'
efforts   to   investigate preferences  has  been hampered by
the lack of certain records which should have been kept and maintained in the ordinary course of business by the Company. To date, the following entries or individuals are being
investigated by the Debtors  to  determine whether   they
received  a  preferential  transfer:   Preferred Fabricators,
Inc. ($177,000), West Michigan Trailer Sales, Inc. ($67,000), Shiloh Corporation ($24,000).

     The Debtors are also investigating possible causes of action against Terex Corporation and K-H Corporation related to their prior ownership of the Fruehauf business and their
transactions in  that  regard.   It is also investigating
possible  causes  of action against officers and directors .

     Efforts are being made to try to realize upon what the Debtors believe are over-funded pension plans (on a consolidated basis) presently maintained by the Debtors. In addition, the Debtors have commenced an action with respect to Fruehauf Trailer Corporation Retirement Plan No. 3 under section 548 of the Bankruptcy Code with respect to an increase in pension benefits approved for certain non-union, long-time employees of Fruehauf just three weeks before the Debtors filed their chapter 11 petitions , alleging that such increase was a fraudulent transfer which should be voided.

     The Debtors presently intend to contest the various claims of AIG, including the amount of the escrowed funds presently held by AIG.

     The Debtors are also evaluating a number of secured claims, including priority and secured tax claims, and may object to these claims either before or after confirmation.
   All causes of action of the Debtors, whether arising under the Bankruptcy Code or otherwise, are reserved and retained by the Debtors and will be transferred to the Liquidating Trustee.

     2.   Liabilities
     ----------------

     All of the Debtors' assets are encumbered by liens in favor of the holders of the Senior Notes. The outstanding principal and accrued interest amount of the Senior Notes on
the  filing date  was  $57,988,778.   To the extent that  the
value of the Debtors' assets exceeds the principal amount owed to the holders of the Senior Notes, the Senior Notes
accrue  post-petition interest.   The  estimated  values of  the
Debtors' assets, as described above, total less than the principal amount owed to the holders of the Senior Notes.

     Pursuant  to  the terms of the Plan, the Senior
Noteholders have agreed to the creation of a Distribution Fund from which the Administrative and Priority Claims of the Debtors
shall be  paid. The   Debtors  currently  estimate  that
Administrative  Claims, excluding   unpaid  professional  fees,
will  be   approximately $450,000.   As of April 30, 1998,
unpaid professional fees were approximately $1,474,900. Priority claims, including Priority Tax Claims, could be as much as $1,250,000. The Debtors believe they have meritorious defenses to a number of the Priority Claims and that the total amount of Priority Claims will be materially less than this amount.

     In addition to the claims of the Senior Noteholders, other creditors, whose claims may total as much as $385,000, assert liens or security interests in the Debtors' assets. These creditors are treated as Class 3 creditors under the Plan.
  Many of these claims are contingent and disputed.

     Over $936 million of Unsecured Claims have been asserted against the Debtors. The Debtors have not attempted to estimate the amount of Unsecured Claims that will ultimately be allowed. The Debtors scheduled $49 million in Unsecured Claims, but unliquidated, Disputed Claims that are ultimately allowed may increase the total unsecured debt above the scheduled amount.

                                IV.

                         SUMMARY OF PLAN

A.   Overview
-------------

     Although  the  holders of the Senior Notes  could
foreclose their liens in all of Debtors' assets leaving nothing for other creditors, the holders of the Senior Notes have agreed to this Plan which provides for the payment of
Allowed  Administrative, Priority   and  Pre-Petition  Tax
Claims  and  for  a  potential distribution   to  general
unsecured  creditors.    The   Wabash Securities  will  be
conveyed to the  Indenture  Trustee  to  be distributed  to  the
holders of the Senior Notes.   The  Debtors remaining  assets
will be foreclosed and/or transferred  to  the Liquidating
Trust.   The  holders  of  Allowed  Administrative, Priority
and Pre-Petition Tax Claims will receive Class B beneficial interests in the Liquidating Trust's
Distribution Fund.   The Senior Noteholders have also agreed
that if Class 4 (unsecured creditors) accepts the Plan, holders of Allowed unsecured Claims will receive 5.5% of the Class A Beneficial Interests in the Liquidating Trust. Ownership of the Class A Beneficial Interests in the Liquidating Trust will be evidenced by Trust Certificates.

     Chriss W. Street, the current Chair and CEO of the Debtors will serve as Trustee of the Liquidating Trust. A Trust
Advisory Committee of two (2) holders of Senior Notes will also be created to assist in the decision-making process.

     THIS SECTION PROVIDES A SUMMARY OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND THE MEANS FOR IMPLEMENTATION OF THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT A, AND TO THE OTHER EXHIBITS ATTACHED THERETO. ALL CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SECTION HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PLAN.

B.   Designation of Claims and Interests.
-----------------------------------------

     1.   Summary.
     -------------

     The following is a designation of the classes of Claims and Interests under this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims described in Article 3 of this Plan have not been classified and are excluded from the following classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest.

     Class                                              Status
     -----                                             ---------

A.   Secured Claims
-------------------

      Class  2: Secured Claims of holders            Impaired entitled  to vote
              of Senior Notes

      Class  3: Secured Claims other than            Impaired entitled  to vote
             Senior Note Claims


B.   Unsecured Claims
---------------------

      Class 1: Priority Claims                       Unimpaired-no right to vote

      Class  4: All Unsecured Claims Against         Impaired entitled to vote
            the Debtors

 C.   Interests
 --------------

      Class 5: Old Common Stock                 Impaired deemed to have rejected

      Class 6: Old Warrants                     Impaired deemed to have rejected

      Class 7: Securities Claims                Impaired deemed to have rejected


 C.   Treatment of Unclassified Claims
 -------------------------------------
     1.   Administrative Claims.
     ---------------------------

          a.    General.   Subject  to the  bar  date
provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim on the later of (a) the Effective Date or as soon as
practicable thereafter, (b)   the   date   on  which  such
Claim  becomes   an   Allowed Administrative  Claim  and (c)
such other  date  as  is  mutually agreed  upon  by the Debtors
and the holder of such  Claim.   All holders  of Allowed
Administrative Claims shall have a beneficial interest in the Liquidating Trust's Distribution Fund, and the Distribution Fund shall be the sole source of payment of such Claims.

          b.    Payment  of  Statutory Fees.   All  fees
payable pursuant to 28 U.S.C. 1930 shall be paid in Cash equal to the amount of such Administrative Claim when due.

          c.   Bar Date for Administrative Claims.

               (i)    General   Provisions.    Subject   to
the exceptions provided in sections 3.1(c)(ii) and (iii), by Order dated August 13, 1997, the Court established October 6, 1997 as the date by which certain holders of Administrative Claims arising prior to August 13, 1997 must have filed Proofs of Claim in lieu of requests for payment of Administrative Claims. Holders of Administrative Claims that have not filed such Proofs of Claim by the applicable Administrative Claim bar date shall be forever barred from asserting such Claims against the Debtors, the Liquidating Trust or any of the Debtors' property.

               (ii)  Professionals.  All professionals  or
other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Reorganization Case) shall File and serve on the Liquidating Trustee at 1111 Bayside Drive, Suite 100, Corona del Mar, California 92625-1755; Haynes and Boone, L.L.P., (Attn: Robin Phelan, Esq.) 901 Main Street, Dallas, Texas 75202-3789, as counsel to the Bondholders' Committee; Camhy Karlinsky & Stein LLP (Attn:
David  Neier, Esq.), 1740 Broadway,  New  York,  NY 10019;
Morris,  Nichols,  Arsht &  Tunnell  (Attn:   William  H.
Sudell,   Jr.,  Esq.),  1201  North  Market  Street,
Wilmington, Delaware 19801; and The Honorable Patricia A. Staiano, United States Trustee, The Curtis Center, 601 Walnut Street, Suite 950W, Philadelphia, PA 19106; an application for final allowance of compensation and reimbursement of expenses
no later  than  fortyfive   (45)  days  after  the  Effective
Date.   Objections   to applications  of professionals for
compensation or reimbursement of expenses must be Filed and served on the Liquidating Trustee and the professionals to whose application the objections are addressed no later than
seventy (70) days after  the  Effective Date.   Any
professional fees and reimbursements or expenses incurred by the Liquidating Trust subsequent to the Effective Date may be paid by the Liquidating Trust without application to the Bankruptcy Court. The Liquidating Trustee shall pay the reasonable fees and expenses of the professionals of the Bondholders' Committee incurred prior to the Effective Date and the fees and expenses of the Indenture Trustee incurred prior to the Effective Date as determined by the Court.

          d.     Tax   Claims.   All  requests  for  payment
of Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Post-petition Tax Claims") and for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) 45 days following the Effective Date; and (ii) 90 days following the filing with the applicable governmental unit of the tax return for such taxes for such tax year or period. Any holder of any Post-petition Tax Claim that is required to File a request for payment of such taxes and does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-petition Tax Claim against any of the Debtors, the Liquidating Trust or their respective properties, whether any such Post-petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. To the extent that the holder of a Tax Claim holds a lien to secure its Claim under applicable state or federal law that survives the deemed foreclosure by the holders of the Senior Notes, the surviving lien shall attach to the Distribution Fund and remain in effect until the Tax Claim has been paid in full. To the extent that a Tax Claim is a Disputed Claim, any lien securing such Disputed Claim under applicable state or federal law shall attach to the Distribution Fund for such Disputed Claim. Upon disallowance of a Disputed Tax Claim or allowance and payment of such claim, such lien shall be released. Failure by the Liquidating Trustee to make a payment on an Allowed Tax Claim pursuant to the terms of the Plan shall be an event of default. If the Liquidating Trustee fails to cure an event of default as to an Allowed Tax Claim within twenty (20) days after service of written notice of default from the holder of such Allowed Tax Claim, then the holder of such Allowed Tax Claim may enforce the entire amount of its Claim, plus interest as provided under this Plan, against the Liquidating Trust in accordance with applicable state or federal law remedies. At the option of the Liquidating Trustee and as an alternative to the treatment provided above, the Liquidating Trustee may surrender the property securing the post-petition Tax Claim and allow the holder to foreclose upon the property. Surrendering the property will satisfy the Tax Claim in full.

     2.    Treatment of Pre-Petition Tax Claims.  Each holder
of an Allowed Pre-Petition Tax Claim shall have a beneficial interest in the Liquidating Trust's Distribution Fund and be paid in Cash from the Distribution Fund on the latest of: (i) the first practicable date after the Effective Date,
(ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order, (iii) the last day the taxes may be paid under applicable law without incurring penalties or interest, and (iv) such other time or times as may be agreed by the holder of such Claim and the Trustee. To the extent that the holder of a Tax Claim holds a lien to secure its Claim under applicable state law following the deemed foreclosure by the holders of the Senior Notes, the surviving lien shall attach to the Distribution Fund and remain in effect until such Allowed Pre-petition Tax Claim has been paid. To the extent that a Tax Claim is a Disputed Claim, any lien securing such Disputed Claim under applicable state law shall either remain in effect or attach to the
Distribution  Fund  reserve  for  such  Disputed   Claim.
Upon disallowance of a Disputed Tax Claim or allowance and payment of such claim, such lien shall be released.
Subject  to  the limitations  of  11  U.S.C.   506(b),  Allowed
Pre-Petition Tax Claims that are secured by liens under applicable state or federal law shall accrue interest, but not penalties, at the rates provided under applicable state or federal law up to the Effective Date, and thereafter, to the extent the liens have survived the deemed foreclosure by the holders of the Senior Notes, shall accrue interest at the rate of 7% per annum. Failure by the Liquidating Trustee to make a payment on an Allowed Tax Claim pursuant to the terms of the Plan shall be an event of default. If the Liquidating Trust fails to cure an event of default as to an Allowed Tax Claim within twenty (20) days after service of written notice of default from the holder of such Allowed Tax Claim, then the holder of such Allowed Tax Claim may enforce the entire amount of its Claim, plus interest as provided under this Plan, against the Liquidating Trust in accordance with applicable state or federal law remedies. At the option of the Liquidating Trustee and as an alternative to the treatment provided above, the Liquidating Trustee may surrender the property securing the Pre-petition Tax Claim and allow the holder to foreclose upon the property. Surrendering the property will satisfy the Tax Claim in full.

D.    Classification  and  Treatment  of  Classified  Claims and Interests
-------------------------------------------------------------------------

     1.   Class 1 - Priority Claims.
     -------------------------------
          a.    Classification: Class 1 consists of all non-tax Priority Claims.
                --------------

          b.    Treatment: Class 1 is unimpaired and, accordingly, the
                ----------


Members of Class 1 are not entitled to vote on the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 1 will receive a beneficial interest in the Liquidating Trust's Distribution Fund and will be paid the Allowed amount of such Claim in full in Cash by the Liquidating Trust from the Distribution Fund on or before the later of (a) the first practicable date after the Effective Date, (b) the date such Claim becomes an Allowed Claim, and (c) such other date as is mutually agreed upon by the Debtor and the holder of such Claim.

     2.   Class 2 - Secured Claims of Holders of Senior Notes
     --------------------------------------------------------
          a. Classification: Class 2 consists of the Allowed Secured Claims of --------------- the holders of the Senior Notes.

          b. Treatment: Class 2 is impaired and, accordingly, members of Class 2
             ---------

 are entitled to vote on the Plan. Each holder of an Allowed Claim in Class 2 will receive (1) its Pro Rata share of the Wabash Securities free and clear of liens, claims and interests and, (2), either (a) its Pro Rata share of 100% of the Class A Beneficial Interests in the Liquidating Trust, or (b) if Class 4 accepts the Plan, its Pro Rata share of 94.5% of the Class A Beneficial Interests in the Liquidating Trust.

     3.   Class 3 - Secured Claims Other Than Claims of Holders of Senior Notes.
     ----------------------------------------------------------------------

          a.    Classification:  Class 3 consists of all Allowed Secured Claims
                --------------   other than the Claims of holders of Senior
                                 Notes.

          b.    Treatment:  Class 3 is impaired, and the holders of Allowed
                ---------   Claims

 in such Class are entitled to vote on the Plan. At the Debtors' option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of an Allowed Secured Claim, or (b) the Debtors may assume and assign the contract or agreement governing an Allowed Secured Claim pursuant to section 365(b) of the Bankruptcy Code, or (c) the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to between the Debtors and the holder of such Claim, or (d) the Debtors may
(i) pay an Allowed Secured Claim in full, in cash, or (ii) the Debtors may surrender to the holder of an Allowed Secured Claim the property securing such Claim, in all of such events, the value of such holder's interest in such property shall be determined (A) by agreement of the Debtors or the Liquidating Trustee and the holder of such Allowed Secured Claim or (B) if they do not agree, by the Bankruptcy Court.

          4.   Class 4 - General Unsecured Claims
          ---------------------------------------
          a.    Classification:  Class 4 consists of all Allowed Unsecured
                --------------   Claims

against any of the Debtors, including trade Claims, Claims arising out of the Warrant Notes, the Rejection Claims, any indemnification Claims, and any products liability or personal injury Claims.

        b.    Treatment:   If Class 4 accepts the Plan (i.e. of those holders of
              ---------

 Allowed Claims in Class 4 that vote on the Plan, the holders of at least two-thirds (2/3) in amount and more than one-half (1/2) in number of Allowed Claims in Class 4 vote in favor of the Plan), each holder of an Allowed Class 4 Claim will receive its Pro Rata share of 5.5% of the Class A Beneficial Interests in the Liquidating Trust. If Class 4 rejects the Plan, the holders of Allowed Claims will receive no distribution under the Plan.

     5.   Class 5 - Old Common Stock.
     ---------------------------------

          a. Classification: Class 5 consists of all Interests in Old Common -------------- Stock.

          b.    Treatment:  Holders of Interests in Class 5 will receive no
                ---------   distribution under the Plan and the Old Common
                            Stock will be canceled.

     6.   Class 6 - Old Warrants
     ---------------------------

          a.   Classification:  Class 6 consists of all Interests of holders of
               --------------   Old Warrants.

          b. Treatment: Holders of Old Warrants will receive no distribution -------- under the Plan and all Old Warrants shall be canceled.

     7.   Class 7 - Securities Claims
     --------------------------------

          a.    Classification:  Class 7 consists  of Securities Claims (if any
                ---------------   exist).

          b.   Treatment:  Any Allowed Securities Claims shall be treated
               ----------

respectively with the same priorities as the Old Common Stock and the Old Warrants pursuant to section 510(b) of the Bankruptcy Code, and the holders of such Allowed
Securities Claims shall receive no distribution under the Plan.

 E.   Acceptance or Rejection of the Plan
 ----------------------------------------

     1.   Voting Classes.  The holders of Claims in Classes 2,
3 and 4 are impaired and shall be entitled to vote to accept or reject the Plan.

     2. Presumed Acceptance of Plan. Class 1 is unimpaired under the Plan, and therefore, is conclusively presumed to accept the Plan.

     3.    Presumed Rejection of Plan.  The holders of
Interests in Classes 5, 6 and 7 are not being solicited to accept or reject the Plan and will be deemed to have rejected the Plan.

F.   Means for Execution and Implementation of the Plan
-------------------------------------------------------

     1.    Funding  of  the Distribution Fund.  On the
Effective Date,  the  Debtors shall first fund the Distribution
Fund which shall be transferred to the Liquidating Trust on behalf of and for the benefit of the holders of Allowed
Administrative, Priority and Pre-Petition Tax Claims.

     2.   Transfer of Wabash Securities to Indenture Trustee.
On the Effective Date, the Debtors shall then transfer the Wabash Securities to the Indenture Trustee for distribution to the holders of the Senior Notes in accordance with the terms of this Plan.

     3.   Change of Plan Sponsorship for the Management and
Union Plans.   Prior  to  or on the Effective Date, the  Debtors
shall transfer sponsorship of the current Management Plan and Union Plan to Pension Corp. The current sponsors are Fruehauf Trailer Corporation for the Management Plan and Jacksonville
Shipyards, Inc.  for  the  Union  Plan.   The  Board  of
Directors of the respective sponsors shall approve the change in sponsorship. The administrative provisions of the Management Plan and Union Plan allow for a change in plan sponsorship. The appropriate notices and governmental filings to comply with federal law shall be provided in a timely manner to the appropriate parties. Once the change in sponsorship has been completed, Pension Corp. may elect to merge the Management Plan and Union Plan to form a single plan.

     The  Pension  Benefit  Guaranty Corporation  ("PBGC")
filed three (3) claims relating to the Union Plan and the Management Plan in each of the In re Fruehauf Corp., et al. bankruptcies (Case Nos. 1563-1572). The PBGC is a wholly-owned United States government corporation created by Title IV of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1301-1461 ("ERISA"), to administer the mandatory pension plan termination insurance program
established  under  Title  IV  of ERISA.   The  PBGC  guarantees
the payment of certain pension benefits upon termination of a pension plan covered by Title IV of ERISA. According to PBGC, if the transfer of sponsorship of the pension plans occurs and the pension plans remain on-going after confirmation of the Plan, PBGC will withdraw its claims. Nothing in the Plan, therefore, shall be construed as releasing or in any way discharging PBGC's claims.

     4.    Transfer  of  Hogan's Creek Property  and
Picketville Property.   On  the Effective Date, Jacksonville
Shipyards,  Inc. shall  next  transfer the Hogan's Creek
Property and  Picketville Property to JSI Property Corp.

     5.    Foreclosure  by  Holders  of  Senior  Notes.   On
the Effective Date, the Indenture Trustee will be deemed to have foreclosed the liens of the holders of the Senior Notes on the Foreclosed Assets and to have transferred the
Foreclosed  Assets to  the  Liquidating  Trust.   The
Foreclosed  Assets  shall  be transferred  to the Liquidating
Trust on behalf of and for the benefit of the holders of Class A Beneficial Interests in the Liquidating Trust.

     6. Transfer by Debtors of Assets to the Liquidating Trust. On the Effective Date, the Debtors shall convey all of their remaining assets to the Liquidating Trust free and clear of all liens, claims and encumbrances on behalf of and for the benefit of the creditors who will receive a beneficial interest in the Liquidating Trust.

     7.    Ratification of Liquidating Trust Agreement.   On
the Effective Date, each holder of each Claim will be deemed to have ratified and become bound by the terms of the Liquidating
Trust Agreement.   The Liquidating Trustee is empowered to
execute the Liquidating Trust Agreement on behalf of each holder of a Claim.

          a. Powers and Duties. The Liquidating Trustee shall have the powers, duties and obligations specified in this Plan and the Liquidating Trust Agreement.

          b. Compensation of Trustee. The Liquidating Trustee shall be entitled to receive from the Trust Estate compensation for his services as Trustee substantially in accordance with the description at Section IV.F.7.b. of this Disclosure Statement which compensation shall be approved
by  the  Court  at  the Confirmation  Hearing.   The Liquidating
Trustee shall also be reimbursed by the Trust Estate for all reasonable out-of-pocket expenses incurred by the Trustee in the performance of his duties.

          c. Limitation of Liability. The Liquidating Trustee shall use reasonable discretion in exercising each of the powers herein granted. No Liquidating Trustee or any attorney, agent, or servant of the Liquidating Trustee shall be personally liable in any case whatsoever arising in connection with the performance of obligations under this Plan, whether for their acts or their failure to act unless they shall have been guilty of willful fraud or gross negligence.

          The  Liquidating  Trustee may consult  with
attorneys, accountants, and agents, and the opinions of the same shall be full protection and justification to the Liquidating Trustee and his employees for anything done or admitted or omitted or suffered to be done in accordance
with  said  opinions.   The Liquidating  Trustee shall not be
required to give any bond for the faithful performance of his duties hereunder.

          d.     Indemnity.   The  Liquidating  Trustee  and
his employees and agents will be indemnified by the Liquidating
Trust against claims arising from the good faith performance of duties under the Bankruptcy Code or this Plan.

          e.    Right  to  Hire Professionals.   The
Liquidating Trustee shall have the right to reasonably utilize the services of attorneys or any other professionals which, in the discretion of the Liquidating Trustee, are necessary to
perform the duties of   the  Liquidating  Trustee.   Reasonable
fees and expenses incurred by the attorneys, accountants or other agents of the Liquidating Trustee shall be paid by the Liquidating Trust.

          f. Treatment of Distribution Fund Surplus. After the payment of the Allowed Administrative Expense Claims, Priority Claims and Pre-Petition Tax Claims of the Class B Beneficial Interestholders, any remaining funds in the Distribution Fund shall be available for distribution to the holders of the Class A Beneficial Interests in the Liquidating Trust.

          g. Limitation on the Trustee. Two holders of Senior Notes will serve as the Trust Advisory Committee. Either Bankruptcy Court approval or unanimity among the Trust Advisory Committee members and Trustee is required before the Trustee can:

               (1) borrow money in excess of $500,000 or grant liens on any part of the Trust Estate in excess of $500,000;

               (2) sell assets of the Trust Estate with a value in excess of $500,000;

               (3)  modify the Plan;

               (4) initiate and prosecute litigation, including but not limited to claim objections with expected fees and costs in excess of $250,000;

               (5) dispose of or settle any claim or litigation with a potential value to the Liquidating Trust in excess of $500,000; and

               (6) forego making the annual distribution to Certificate Holders required by Section 6.2 of the Liquidating Trust.

               If  unanimity  does  not exist regarding  the
proposed action   and   Bankruptcy  Court  approval  is
requested,   the Liquidating  Trust shall pay the attorneys fees
incurred by the objecting Committee member, up to $25,000 per member during the term of the Liquidating Trust.

          The  Liquidating Trust Agreement may be  modified
only with   the   written   approval  of  the   Class   A
Beneficial Interestholders  holding  over 50%  of  the  Class  A
Beneficial Interests.

          h.     Distribution   of   Trust   Certificates.
The Liquidating Trust shall distribute Trust Certificates to the holders of the Class A Beneficial interests in the Liquidating Trust which shall reflect each holders' proportional interest in the Liquidating Trust, subject to the interests of the holders of Class B Beneficial Interests in the Distribution Fund.

          i.    Tax  Treatment of the Liquidating Trust.   It
is intended  that  the  Liquidating  Trust  will  be  treated as  a "liquidating  trust"  within the meaning of Treasury
Regulations Section  301.7701-4(d).   Accordingly,  for  federal
income tax purposes, the transfer and assignment of the Debtors' assets shall be treated as a deemed transfer and assignment of such assets to the holders of Claims followed by a deemed transfer and assignment by such holders to the
Liquidating  Trust.   The Liquidating  Trust shall provide the
holders of Claims with a valuation of the assets transferred to the Liquidating Trust and such valuation shall be used consistently for all federal income tax purposes. All items of income, deduction, credit or loss of the Liquidating Trust shall be allocated for federal, state and local income tax purposes among the holders of Claims as set forth in the Liquidating Trust agreement; provided, however, that to the extent that any item of income cannot be allocated in the taxable year in which it arises, the Liquidating Trust shall pay the federal, state and local taxes attributable to such income (net of related deductions) and the amount of such taxes shall be treated as having been received by, and paid on behalf
of,  the holders   of   Claims  receiving  such  allocations
when   such allocations are ultimately made.

          j.    Termination  of Liquidating Trust.   The
duties, powers  and  responsibilities of the  Liquidating
Trustee shall terminate upon the liquidation and distribution to Beneficial Interestholders of all proceeds in the Liquidating Trust estate in accordance with this Plan.

     8.    Dissolution  of  Corporate  Entities.   Following
the creation of the Distribution Fund, the transfer of the Wabash Securities to the Indenture Trustee, the deemed foreclosure of the Foreclosed Assets by the Indenture Trustee, and the transfer of any remaining assets to the Liquidating Trust on behalf of and for the benefit of the Beneficial Interestholders, the Debtors shall be dissolved or liquidated.

    9. Cancellation of Old Securities. On the Effective Date, all Old Securities shall be terminated and canceled, and the indentures  or  statements  of  resolution  governing  such
Old Securities   shall   be   rendered  void.   Notwithstanding
the foregoing, such termination will not impair the rights and duties under any indenture as between the Indenture Trustee and the beneficiaries of the trust created thereby (the holders of the Senior Notes) including, but not limited to, the rights of the Indenture Trustee to receive payment of its fees and expenses, to the extent not paid by the Company, from amounts distributable to holders of Senior Notes.

     10.   Registration Exemption for Debtors' Wabash
Securities and   Beneficial  Interests  in  the  Liquidating
Trust.    The Confirmation Order shall provide that (a) the
distribution of the Wabash Securities to holders of Allowed Class 2 Claims, (b) the transfer to the Liquidating Trust of the stock of Pension Corp. and JSI Property Corp., and (c) the issuance and transfer pursuant to the Plan of the
beneficial  interests  in   the Liquidating  Trust and the Trust
Certificates and any resale of such property shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the fullest extent provided by section 1145 of the Bankruptcy Code.

     The Debtors believe that the exemption under Bankruptcy
Code Section 1145(a)(1) from the application of the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), is available for each of (a),
(b) and (c)  for the following reasons:

          (i) The distribution, transfer and/or issuance of each of the securities referred to in (a), (b) and (c) is being made wholly in exchange for claims made against the Debtors.

          (ii) The Wabash Securities constitute securities of a successor to the Debtors (withing the meaning of Bankruptcy Code Section 1145(a)), since Wabash, by virtue of its purchase in April 1997 from Fruehauf Trailer of the United States trailer manufacturing and sales and distribution businesses of Fruehauf, became a successor to Fruehauf Trailer as of the date of such purchase.

          (iii)      The  stock  of Pension Corp.,  JSI
Property Corp. and Fruehauf de Mexico constitute stock of "affiliates" of the Debtors who are participating in the Plan with the Debtors.

          (iv) The Trust Certificates constitute securities of a "successor" to the Debtors, since the Liquidating Trust will be a successor to the assets of the Debtors as they exist on the Effective Date of the Plan.

     With  respect to the distribution of the Wabash
Securities, in addition to the exemption which the Debtors believe is available under Bankruptcy Code Section 1145,
Wabash  has  filed with   the   Securities   and  Exchange
Commission   ("SEC")   a registration  statement with respect to
the disposition of the Wabash Securities currently held by Fruehauf Trailer Corporation. This registration statement was
declared effective by the SEC  in April  1998.   Moreover,
Wabash has agreed,  assuming  that  the Bankruptcy  Code
Section 1145 exemption is available for the distribution of the Wabash Securities pursuant to the Plan, to supplement the existing effective registration statement to enable the holders of Allowed Class 2 Claims who may be deemed "underwriters" (within the meaning of the Securities Act and Section 1145) with respect to the Wabash Securities they receive pursuant to the Plan to utilize the registration statement as "selling stockholders" for their disposition
of  the  Wabash Securities.   Wabash  has further agreed,  if
the  Section  1145 exemption  is  not deemed available for the
distribution  of  the Wabash   Securities  pursuant  to  the
Plan,  to  file   a   new registration  statement with the SEC,
within five business days following confirmation of the Plan, to enable holders of Allowed Class 2 Claims who may be deemed "underwriters" to dispose of their Wabash Securities, and to use its best efforts to have such registration statement declared effective by the SEC by the date of distribution of the Wabash Securities pursuant to the Plan. Accordingly, based on the foregoing, the Debtors anticipate that the Wabash Securities will be eligible for immediate resale by the holders of Allowed Class 2 Claims upon distribution pursuant to the Plan, although there can be no assurance that a delay in the registration process or other circumstance will not prevent such holders from effecting an immediate resale of the Wabash Securities.

   11.   Transferability of the Trust
Certificates; Applicability  of  Federal Securities  Laws  to
the  Liquidating Trust.    The  Trust  Certificates
constituting  the  beneficial interests   in   the  Liquidating
Trust  will  be  transferable. However,  the  Trust
Certificates will not be listed on any national securities exchange or on the Nasdaq Stock Market, and the Liquidating Trust will not facilitate the development of an active trading market or encourage others to do so, will not place any advertisement in the media promoting an investment in the
Trust   Certificates  and  will  not  collect  or   publish
information about prices at which the Trust Certificates  may be transferred, except to the extent required to comply with disclosure requirements under the Securities Exchange
Act  of 1934,   as  amended  (the  "Exchange  Act").
Furthermore,   the Liquidating  Trust will not be obligated, nor
is it anticipated that the Liquidating Trust would cooperate in any attempt to, facilitate quotations for the Trust Certificates pursuant to Rule 15c2-11 of the Exchange Act. Although it is possible that some trading will occur in the Trust Certificates, the Debtors believe that it is unlikely that such trading will be active or that a significant market will develop beyond the initial recipients of the Trust Certificates.

     The  Liquidating  Trust  intends to register  under
Section 12(g) of the Exchange Act and keep such registration in effect until there are either (i) less than 300 holders of Trust Certificates or (ii) there are less than 500 holders of Trust Certificates and the assets of the Liquidating Trust have not exceeded $10 million on the last day of the each of the Liquidating Trust's immediately preceding three fiscal years. As an entity registered under the Exchange Act, the Liquidating Trust will be required to file certain annual, quarterly and other reports with the SEC. The Liquidating Trust will also distribute to holders of Trust Certificates audited annual financial statements of the Liquidating Trust as of the end of each fiscal year of the Liquidating Trust.

     The  Debtors  do not believe that the Liquidating  Trust
is required   to  register  as  an  investment  company  under
the Investment Company Act of 1940, as amended (the "Investment Company Act"), since the Liquidating Trust (i) exists solely to liquidate the assets to be transferred to the Liquidating Trust by the Debtors pursuant to the Plan, (ii) will not conduct a trade or business (other than maintaining Fruehauf de Mexico as a going concern pending sale or liquidation thereof) and will not make any investments, except for temporary investments in money market instruments, government short-term securities or other investment grade short-term debt securities pending distribution of liquidation proceeds to the Liquidating Trust beneficiaries, (iii) will not hold itself out as an investment company, but only as a liquidating entity and (iv) will have a limited life span (i.e., a period of three years from the Effective Date, subject to renewal for one or more one-year periods in the event any assets of the Liquidating Trust have not been fully liquidated and the proceeds thereof distributed to the beneficiaries by the end of the then current term). The Debtor's conclusion is also based on the fact that the Liquidating Trust will refrain from taking any action to facilitate a trading market in the Trust Certificates (as described in the first paragraph of this section) and
will  be  registering  under  the  Exchange   Act. However,  the
Debtors do not intend to request a "no-action" letter from the SEC with respect to the application of the registration provisions of the Investment Company Act to the Liquidating Trust, and there is no assurance that the SEC would not take the position that the Liquidating Trust would have to register under the Investment Company Act. If so, the Debtors would propose certain changes to the Liquidating Trust, including but not limited to limiting the transferability of the Trust Certificates, so as to avoid having to register the Liquidating Trust as an investment company under the Investment Company Act.

     12.   Corporate  Action.   Upon entry  of  the
Confirmation Order,  the  dissolutions contemplated by Section
6.8 shall be deemed authorized and approved in all respects pursuant to applicable state laws without any requirement of further action by the stockholders or
directors  of  the  Debtors.   On  the Effective Date, the
Indenture Trustee and the Liquidating Trustee shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan and Disclosure Statement.

     13. Preservation of Rights of Action. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan in accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust, as ultimate successor to the Debtors, shall retain and may enforce any claims, rights and causes of action that the Debtors or the Estates may hold against any entity, including, without limitation, any claims, rights or causes of action arising under sections 544 through 551 or other sections of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory. The Liquidating Trust or any successor to or designee thereof may pursue those rights of action, as appropriate, in accordance with what is in the best interests of the Liquidating Trust and those holding interests in the Liquidating Trust.

     14. Objections to Claims. Except as otherwise provided for with respect to applications of professionals for compensation and reimbursement of expenses under Article 3, or as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, including Administrative Claims, shall be Filed and served upon the holder of such Claim or Administrative Claim not later than the later of (a) one hundred twenty (120) days after the Effective Date, and
(b) one hundred twenty (120) days after a proof of claim or request for payment of such Administrative Claim is Filed,
unless this period is extended  by the  Court.   Such  extension
may occur  ex  parte.   After  the Effective  Date, the
Liquidating Trust shall have the exclusive right to object to Claims.

     15.   Exemption from Stamp and Similar Taxes.  The
issuance and   transfer  of  the  Wabash  Securities,  the
issuance   and distribution  of the Pension Corp. and JSI
Property Corp. Stock, and the transfer and ultimate sale of the Foreclosed Assets as provided in this Plan shall not be taxed under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C. 1146(c).

G.Funding and Methods of Distribution and Provisions for Treatment of Disputed
  Claims
----------------------------------------------------------------------------

     1. Funding of Distributions Under the Plan. The Debtors have liquidated 800,000 shares of the Wabash Common
Stock.   The Debtors  will fund the Distribution Fund from Cash
on hand.   The Debtors  may  seek  one  or more orders of the
Bankruptcy Court estimating or limiting the amount of property to be deposited in the Distribution Fund. The Distribution Fund shall be the sole source of funds for the payment of Allowed Administrative Claims, Pre-Petition Tax Claims and Priority Claims.

     2.    Distributions to Holders of Allowed  Claims  that
are Administrative Expense Claims, Pre-Petition Tax Claims and
Class 1  Priority  Claims.   Commencing  on  the  Effective
Date, the Liquidating Trustee shall, in accordance with Article 3 of the Plan, distribute to each holder of a then unpaid Allowed Administrative Expense Claim, Allowed Pre-Petition Tax Claim, or Allowed Priority Claim Cash in the Allowed amount of such holder's Claim. The
Distribution Fund shall be distributed to the holders of Disputed Administrative Expense Claims, PrePetition Tax Claims and other Priority Claims pursuant to Article 3 of the Plan if and to the extent that the balance, if any, of such Claims is Allowed by Final Order. The Liquidating Trust must hold the Distribution Fund in a segregated account for the benefit of the holders of Allowed Administrative, Priority and Pre-Petition Tax Claims until all Disputed Claims that are alleged to be Administrative, Pre-Petition Tax or Priority Claims have been Allowed or disallowed.

     3.    Distributions to Holders of Allowed  Class  2
Claims. The Debtors shall deliver all of the Wabash Securities and the Trust Certificates representing the Requisite Percentage of Class A Beneficial Interests to the Indenture Trustee. The Indenture Trustee shall make the Pro Rata distribution required by Section 4.2 of the Plan to the
holders of  the  Senior  Notes.   The Liquidating  Trust shall
pay all reasonable fees and expenses of the Indenture Trustee in acting as distribution agent as and when such fees and expenses become due without further order of the Bankruptcy Court. The Plan provides for distributions to be made only to record holders as of the Ballot Record Date unless the Indenture Trustee is provided evidence of a transfer that is satisfactory to the Indenture Trustee, in its sole discretion. Holders of Senior Notes must surrender their notes or have been deemed to have surrendered their notes (see Plan section 7.5(c)) to receive a distribution. Any holder of a Senior Note that has not surrendered or been deemed to have surrendered its Senior Notes prior to the time that the Indenture Trustee distributes the Wabash Securities and Trust Certificates or the Liquidating Trustee makes a distribution to holders of Trust Certificates may have its distribution reduced by any taxes that the Indenture Trustee or Liquidating Trustee has paid on account of such distribution. The Plan also provides for the cancellation of the Senior Notes.

     4. Disputed Claims. Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

     5.     Delivery   of  Distributions  and  Undeliverable
or Unclaimed Distributions; Failure to Negotiate Checks.   The
Plan established procedures for the delivery of distributions and for the disposition of undeliverable distributions and checks that are not timely negotiated.

     6.    Distributions on Account of Unsecured Class 4
Claims. If Class 4 accepts the Plan, Trust Certificates representing 5.5% of the Class A Beneficial Interests in the Liquidating Trust shall be distributed, Pro Rata, to holders
of Allowed Claims  in Class  4.   The Liquidating Trust shall
not be required  to  make distributions of Trust Certificates to
holders of Allowed  Claims in   Class  4  until  the
Liquidating Trust has resolved its objections to Disputed Claims in Class 4, a process which shall be completed no later
than the first anniversary of the Effective Date.   Any
distributions of Cash to which the holders of Trust Certificates become entitled during this claims resolution period shall be distributed to the holders of Allowed Claims in Class 4, Pro Rata, with any accrued interest thereon at the time the Trust Certificates are distributed; provided, however,
that   such distribution  shall  be  reduced  by  any  taxes
paid   by   the Liquidating  Trust on account of interest or
other income  earned thereon.

     7. De Minimis Distributions. No Cash payment of less than twenty dollars ($20.00) shall be made to any holder on account of an Allowed Claim unless a request therefor is made in writing to the Liquidating Trust.

     8. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Liquidating Trust shall comply with all withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

     9. Setoffs. Unless otherwise provided in a Final Order or in this Plan, the Liquidating Trust may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by any Debtor or the Liquidating Trust of any such Claims the Debtors or the Liquidating Trust may have against such holder or its predecessor.

     10.    Fractional   Interests.   The  calculation   of
the percentage distribution of Wabash Securities to be made to holders of certain Allowed Claims as provided elsewhere in this Plan may mathematically entitle the holder of such an Allowed Claim to a fractional interest in such Stock. The number of shares of Wabash Securities to be received by a holder of an Allowed Claim shall be rounded to the next lower
whole number  of shares.   The total number of shares of Wabash
Securities to be distributed to a class of Claims shall be adjusted as necessary to account for the rounding provided
for in this section.   Any fractional shares that are rounded
down and not issued to holders of Senior Notes shall be contributed to the Liquidating Trust.

H.   Treatment of Executory Contracts and Unexpired Leases
----------------------------------------------------------

     The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Effective Date, all pre-petition executory contracts and unexpired leases to which the Debtors are a party, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order, or (ii) is the subject of a pending motion for authority to assume the contract or lease Filed by the Debtors prior to the Confirmation Date. The Plan establishes a bar date for filing Rejection Claims not already barred.

I.   Effects of Plan Confirmation
----------------------------------

     1. Transfers to Liquidating Trust are Free and Clear of Claims Against Debtors. As a result of the foreclosure and sale of the Debtors' assets contemplated by Articles 6.5 and
6.6 of this Plan, the assets transferred to the Liquidating Trust on behalf of and for the benefit of the holders of Allowed Claims shall be held by the Liquidating Trust free and clear of all liens, claims or interests in such property that arose before the Confirmation Date.

     2.    No  Liability  for Solicitation or Participation.
As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or
purchase   of securities offered or sold under the Plan, in good
faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation
or participation, for   violation  of  any  applicable  law,
rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

     3.     Limitation  of  Liability.   None  of  the
Unsecured Creditors' Committee and its members and the professional Persons employed by the Unsecured Creditors' Committee; the Indenture Trustee and any professional Persons retained by him; the Bondholders' Committee and its members and professional Persons employed by the Bondholders' Committee; the Liquidating Trust and any professional Persons retained by it; the Liquidating Trustee; Morris, Nichols, Arsht & Tunnell; Camhy Karlinsky & Stein; Price Waterhouse; Haynes and Boone, L.L.P.; Alvarez & Marsal, Inc.; and Oppenheimer & Co., Inc.; any of their affiliates nor any of their officers, directors, partners, associates, employees, members or agents (collectively the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to the Bankruptcy Cases or actions taken therein, including negotiating, formulating, implementing, confirming or consummating the Plan, the Disclosure Statement, or any contract, instrument, or other agreement or document created
in connection with the Plan.   The Exculpated  Persons shall
have no liability to any  Creditors  or Equity  Security
Holders for actions taken under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions, precedent to Confirmation or to the occurrence of the Effective Date. Further, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, or party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as finally determined by the Bankruptcy Court, and in all respects such persons will be
entitled to rely  upon the   advice  of  counsel  with  respect
to  their  duties   and responsibilities under the Plan.

     4. Other Documents and Actions. The Debtors, the DebtorsIn-Possession, the Indenture Trustee and Liquidating Trustee may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

     5.     Term  of  Injunctions  or  Stays.   Unless
otherwise provided,   all  injunctions  or  stays  provided  for
in   the Reorganization  Case  pursuant to sections  105  or
362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

J.   Confirmability of Plan and Cramdown
----------------------------------------

     The  Debtors request Confirmation under section  1129(b)
of the  Bankruptcy  Code if any impaired class does not  accept
the Plan  pursuant to section 1126 of the Bankruptcy Code.   In
that event, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.

K.    Retention  of  Jurisdiction.
----------------------------------

    The Plan provides for the Bankruptcy Court to retain the broadest jurisdiction over the reorganization case as is legally permissible so that the Bankruptcy Court can hear
all matters related to the consummation of   the   Plan,   the
claims  resolution  process,   and   the administration of the
Liquidating Trust.

L.   Post Confirmation Management of the Liquidating Trust
----------------------------------------------------------

     The  Debtors contemplate that, from and after the
Effective Date of the Plan, Chriss Street will serve as the Trustee of the Liquidating Trust and will continue to serve as Chairman of the Board and Chief Executive Officer of Fruehauf de Mexico. It is also anticipated that Worth Frederick and James Wong will share operational oversight responsibility for Fruehauf de Mexico. Mr. Worth will be paid an annual salary of $100,000 by Fruehauf de Mexico, and will also receive an annual salary fee of $20,000 from the Liquidating Trust for services which he is expected to perform on behalf of the Liquidating Trust. Mr. Wong will be paid an annual salary of $75,000 by Fruehauf de Mexico, and will also be eligible to receive an annual bonus of up to $10,000 from Fruehauf de
Mexico.  Courtney Watson will also provide  services to   the
Liquidating  Trust  in  liquidating   assets,   making
distributions, and maintaining proper records. Ms. Watson will be paid $65,000 a year by the Liquidating Trust.

     It  is  anticipated  that  Mr.  Street,  on  or  before
the Effective Date of the Plan, will enter into (i) an employment agreement with the Liquidating Trust which will provide for his employment as Trustee, and (ii) an employment agreement with Fruehauf de Mexico, which will provide for his employment as Chairman of the Board and Chief
Executive Officer of Fruehauf  de Mexico.   The terms and
conditions of the agreements as currently contemplated are described below. These terms and conditions are subject to change and may be amended prior to the hearing on approval of this Disclosure Statement.

     1.   Employment Agreement with Liquidating Trust
     ------------------------------------------------
     Mr. Street will be employed as trustee for a term of three years, which term will be automatically renewable for additional one year periods (or until such earlier time as the Liquidating Trust may be dissolved) unless the Trust Advisory Committee shall advise Mr. Street, not less than 90 days prior to the end of the initial three year term, that it desires to terminate his services as trustee at the end of the term. No co-trustee may be appointed without Mr. Street's prior written consent. Subject to such other and further terms and conditions that may be mutually agreed upon as between the holders of the Senior Notes and Mr. Street, for serving as trustee, Mr. Street will be entitled to the following compensation described below:

     (1) An annual salary of $200,000 per year, payable in semimonthly installments (hereinafter referred to as the "Annual Fee").

     (2)  A percentage of the cumulative amount distributed
to the holders of Senior Notes from the Liquidating Trust or otherwise pursuant to the Plan, in excess of the aggregate principal amount of the Senior Notes outstanding on the Effective Date of the Plan (the "Par Amount"), which percentage shall be 12.5% unless the amount distributed to the holders of the Senior Notes prior to the first anniversary of the Effective Date equals or exceeds the Par Amount, in which
event the percentage shall be 15%.   Amounts payable to Mr.
Street pursuant to this arrangement (the "Percentage Fee"), if any, shall be made on a quarterly basis within 30 days following each calendar quarter in which any distribution in excess of the Par Amount is made to the holders of the Senior Notes. For purposes of determining the cumulative amount distributed to the holders of the Senior Notes, the following will apply:

          (a) The value of the shares of Common Stock of Wabash distributed to the holders of the Senior Notes will be equal to the higher of (i) the average of the closing sale prices of the Common Stock as reported by the New York Stock
Exchange for  the 10   consecutive  trading  days  commencing
on  the  date   (the "Distribution Date") on which such shares
are distributed to the holders of the Senior Notes; and (ii) the average of the daily closing sale prices of the Common Stock as reported by the New York Stock Exchange for the period of three months following the Distribution Date (the higher of (i) or (ii) being referred to as the "Average Price"). No other change in the market price of the Common Stock will be given any effect in calculating the amount distributed to the holders of the Senior Notes.

          (b)   The value of the shares of Series B 6%
Cumulative Convertible Exchangeable Preferred Stock (the "Preferred Stock") of Wabash distributed to the holders of the Senior Notes will be equal to the product of (i) and (ii), where (i) is the result obtained by dividing the sum of
$17,600,000 plus the  amount  of any   accrued  dividends  on
the  Preferred  Stock  as  of   the Distribution Date by the
conversion price of the Preferred Stock (i.e. $21.375, subject to anti-dilution adjustments) and (ii) is the Average Price (as defined above). No other change in the market price of the Common Stock will be given any effect in calculating the amount distributed to the holders of the Senior Notes.

          (c) The value of all other assets distributed to the holders of the Senior Notes shall be fair market value of such assets on the respective dates of distribution, which fair market value shall be determined by mutual agreement of Mr. Street and the Advisory Committee, except if no such agreement is reached, fair market value shall be determined by an independent appraiser whose selection will be mutually agreed upon by Mr. Street and the Advisory Committee.

     In  the  event Mr. Street ceases to serve as trustee
during the initial or any renewal term for any reason other than death, Cause (as defined), Permanent Disability (as
defined),   or voluntary  resignation, Mr. Street shall continue
to receive  the Annual  Fee  for  the  remainder  of  the
applicable  term.   In addition, Mr. Street shall continue to
receive the Percentage Fee in  accordance  with  the following
terms:  (i)  if   the  amount distributed to the holders of the
Senior Notes prior to the  date of  termination  has  equaled or
exceeded the  Par  Amount,   Mr. Street will continue to receive
the Percentage Fee (if any) for a period of two years following the date on which he ceases to serve as trustee;
(ii) if, as of the date on which Mr. Street ceases to serve as trustee, an amount equal to or greater than 90% but less than 100% of the Par Amount has been distributed to the holders of the Senior Notes, and within one year following such date the cumulative amount distributed to the holders exceeds 100% of the Par Amount, Mr. Street will receive the Percentage Fee on amounts distributed to the holders in excess of the Par Amount within 18 months after the date he ceases to serve as Trustee; and (iii) if Mr. Street is terminated as trustee at any time prior to the first anniversary of the Effective Date other than for Cause, Mr. Street will be entitled to receive the Percentage Fee (if any) until the third anniversary of the Effective Date irrespective of the cumulative amount which has been distributed to the holders of the Senior Notes on the date of termination.

       Upon Mr. Street's death or termination as trustee as a result of a Permanent Disability during the initial or any renewal term, Mr. Street (or his heirs, as the case may be) shall be entitled to receive the Annual Fee and Percentage Fee (if any) for a period of one year following the date on which he ceases to serve as Trustee. The Liquidating Trust shall be authorized to obtain insurance to cover the amounts owed to Mr. Street in the event of death or termination as a result of Permanent Disability and Mr. Street shall submit to a physical or such other tests as may be required to obtain such insurance.

     If  Mr  Street is terminated as trustee either for Cause
or ceases   to   serve  as  Trustee  as  a  result  of  a
voluntary resignation, Mr. Street shall be entitled to the Annual Fee and Percentage Fee (if any) through the date of termination.

     "Cause" for purposes of the agreement (as well as the employment agreement with Fruehauf de Mexico) shall mean Mr. Street having either (i) been engaged in an act of fraud or dishonesty against the Liquidating Trust (or Fruehauf de Mexico, as the case may be), (ii) been convicted of, or entered a plea of nolo contendre to, a felony or a misdemeanor involving moral turpitude under the laws of the United States or any state thereof, (iii) admitted or been found by a court of law to have been involved in either the distribution, possession or use of illegal drugs, or (iv) knowingly violated in a material way any policy maintained by the Liquidating Trust (or Fruehauf de Mexico, as the case may be). "Permanent Disability" for purposes of this Agreement (as well as the employment agreement with Fruehauf de Mexico) shall mean that Mr. Street, as a result of an incapacity due to physical or mental illness, has been unable to perform the duties of trustee (or Chairman and Chief Executive Officer of Fruehauf de Mexico, as the case may be) for a period of not less than 90 consecutive days and, within 30 days of notice of termination being sent to Mr. Street based on such incapacity, shall have failed to return to the performance of his duties.

     2.   Employment Agreement with Fruehauf de Mexico.
     --------------------------------------------------

     Under the agreement with Fruehauf de Mexico, Mr. Street will be employed as Chairman of the Board and Chief Executive Officer and will be entitled to serve in such capacity so long as he is trustee of the Liquidating Trust and the Liquidating Trust owns, directly or indirectly, a majority of the
voting  stock  of Fruehauf  de  Mexico.   He may not be removed
as a officer or director of Fruehauf de Mexico unless he ceases to serve as trustee. For serving as Chairman and Chief Executive Officer of Fruehauf de Mexico, Mr. Street shall receive an annual salary of $50,000 per year, payable in semi-monthly installments. He will also be provided with all fringe benefits and perquisites that are provided to senior executives of Fruehauf de Mexico, and will also be entitled to participate in all employee benefit plans, programs and arrangements, now or hereafter in effect, that are applicable to employees of Fruehauf de Mexico generally or its senior executives. During the term of the agreement, Mr. Street will be entitled to designate those persons who Fruehauf de Mexico will nominate for election as directors.

     In the event that Mr. Street ceases to serve as Chairman and Chief Executive Officer of Fruehauf de Mexico as a result of the sale or other disposition of the capital stock or assets of Fruehauf de Mexico, Mr. Street will receive, upon such sale or other disposition, a lump sum payment equal to the aggregate amount that would have been paid to him as Chairman and Chief Executive Officer for the remainder of the then applicable term of the agreement. In addition, in the event that Mr. Street ceases to serve as trustee of the Liquidating Trust and is entitled to receive the Annual Fee as trustee for any period thereafter under the employment agreement with the Liquidating Trust, he shall also receive payment of his annual salary under the employment agreement with Fruehauf de Mexico for the same period.

     Under  both employment agreements, Mr. Street will  only
be required to devote as much of his business time as he, in his sole discretion, reasonably deems necessary to perform his duties as trustee and as Chairman of the Board and Chief Executive Officer of Fruehauf de Mexico, respectively (and both entities will acknowledge that he will be employed by, or perform services for, unrelated entities during the terms of the agreements). Under both agreements, Mr. Street will be entitled to procure such office space, facilities and secretarial and other support services as he deems reasonably necessary for the performance of services under each agreement, with the cost thereof to be borne by the Liquidating Trust or Fruehauf de Mexico, as applicable. He shall also be reimbursed for all costs and expenses which he incurs in the performance
of services under each agreement.   In addition, Mr. Street will
be indemnified for liabilities incurred by him in the performance of services under the agreements, except for liabilities arising from his intentional misconduct.


                                   V.

           CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The  following  discussion is a summary of  certain
federal income  tax  aspects  of the Plan and is for general
information only.   This discussion is based upon existing
provisions of the Internal Revenue Code of 1986, as amended ("IRC"), existing regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would require significant modification of the statements expressed in this section. The discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal tax consequences of the Plan to special
classes  of  taxpayers  (such  as  foreign   companies,
nonresident alien individuals, S corporations, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, brokerdealers and tax-exempt organizations). Accordingly, it should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular holder of a Claim or Interest.

     Due to the complexity of the transactions to be consummated pursuant to the Plan, some of which are discussed below; the lack of applicable legal precedent and the possibility of changes in law; differences in the nature of various Claims; differences in individual Claim holders'
methods  of  accounting;   and   the potential  for  disputes
as to legal and factual matters, the federal income tax consequences described herein are subject to significant uncertainties.

     NO  RULING  HAS BEEN SOUGHT OR OBTAINED FROM  THE  IRS
WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN AND NO OPINION OF COUNSEL HAS BEEN OBTAINED BY DEBTORS WITH RESPECT
THERETO.   NO REPRESENTATIONS OR ASSURANCES ARE BEING MADE WITH
RESPECT TO  THE FEDERAL  INCOME  TAX CONSEQUENCES AS DESCRIBED
HEREIN.   CERTAIN TYPES OF CLAIMANTS AND INTEREST HOLDERS MAY BE
SUBJECT TO SPECIAL RULES  NOT  ADDRESSED  IN  THIS SUMMARY  OF
FEDERAL  INCOME  TAX CONSEQUENCES.   THERE ALSO MAY  BE STATE,
LOCAL, OR FOREIGN TAX CONSIDERATIONS APPLICABLE TO A HOLDER OF A CLAIM OR INTEREST THAT ARE NOT ADDRESSED HEREIN. EACH HOLDER OF A CLAIM OR INTEREST AFFECTED BY THE PLAN MUST CONSULT, AND RELY UPON, HIS OR HER OWN TAX ADVISOR REGARDING
THE SPECIFIC TAX CONSEQUENCES OF THE  PLAN WITH   RESPECT   TO
THAT  HOLDER'S  CLAIM  OR  INTEREST.    THIS INFORMATION  MAY
NOT BE USED OR QUOTED IN WHOLE OR IN PART IN CONNECTION WITH THE OFFERING FOR SALE OF SECURITIES.

A.   Federal Income Tax Consequences to Fruehauf.
-------------------------------------------------

     Under the Plan, the Debtors are transferring substantially all of their assets to the Senior
Noteholders and to the Liquidating Trust. These transfers of assets will result in the recognition by the Debtors of gain or loss based on the difference between the fair market value and tax basis of the assets being so transferred. To the extent that the Debtors recognize a net gain from the transfer of these assets, such gain will be offset by Debtors' net operating loss and/or capital loss
carryforwards.    The  Debtors  may,  however,   recognize
some alternative  minimum  tax as a result of the  transfer  of
these assets.   Any  resulting tax will be paid by the Debtors
to  the Internal  Revenue  Service.   The Plan  also  provides
that the Debtors will be liquidated and dissolved. As a result there will be no net operating loss or capital loss carryforwards available to the Debtors or the Liquidating Trust following the Effective Date after giving effect to the transactions contemplated by the Plan.

B.   Federal Income Tax Consequences to Holders of Claims.
----------------------------------------------------------

     1.   Holders of Claims
     ----------------------

     Holders of Claims will recognize gain or loss equal to their respective amounts realized (if any) under the Plan in respect of their Claims less their respective tax bases in their Claims. The amounts realized for this purpose generally will equal the sum of the cash and the fair market value of any other consideration received under the Plan in respect of their Claims, including the fair market value of a holder's proportionate share of the assets transferred to the Liquidating Trust on behalf and for the benefit of such holder. The recognition of gain or loss by a holder of Claims may also be affected by the holder's accounting method and other factors and circumstances particular to such holder.

     The  transfer  of  assets to the Liquidating  Trust  by
the Debtors will be treated as a transfer of such assets to the holders of Allowed Class 2 and possibly Allowed Class 4 Claims, to the extent they are beneficiaries, followed by a  deemed transfer  of such assets by such beneficiaries to the
Liquidating Trust.   As  a result of such treatment, holders of
such Allowed Claims will have to take into account the fair market value of their Pro Rata share, if any, of the assets transferred on their behalf to the Liquidating Trust in determining the amount of gain realized and required to be recognized upon consummation of the Plan. In addition, since a holder's share of the assets held in the Liquidating Trust may change depending upon the resolution of Disputed Claims, the holder may be prevented from recognizing any loss in connection with consummation of the Plan until the time that all such Disputed Claims have been resolved. The Trustee will provide the holders of Allowed Claims with valuations of the assets transferred to the Liquidating Trust and such valuations should be used consistently by the Liquidating Trust and such holders for all federal income tax purposes.

     Any gain or loss recognized by the Holders of Claims in the exchange will be capital or ordinary depending on the status of the Claim in the holder's hands. The holder's aggregate tax basis for any consideration received under
the  Plan   will generally  equal  the amount realized in the
exchange (less any amount allocable to interest as described in the next paragraph). The holding period for any consideration received under the Plan will generally begin on the day following the receipt of such consideration.

     Holders of Claims not previously required to include in their taxable income any accrued but unpaid interest on a Claim may be treated as receiving taxable interest, to the extent any consideration they receive under the Plan is allocable to such accrued but unpaid interest. Holders previously required to include in their taxable income any accrued but unpaid interest on a Claim may be entitled to recognize a deductible loss, to the extent that such accrued but unpaid interest is not satisfied under the Plan.

C.   Liquidating Trust
----------------------

     The Plan provides, and this discussion has assumed, that the Liquidating Trust will be treated for federal income tax
purposes as   a   "liquidating  trust."   As  a  liquidating
trust,   the Liquidating  Trust itself generally will not be
subject to tax; rather, holders of Allowed Claims will be taxed on their allocable share of the taxable income earned and gain recognized by the Liquidating Trust in each taxable year without regard to whether the Liquidating Trust makes any distributions to such holders in that taxable year. The Liquidating Trust, however, will pay federal, state and local tax on the taxable income allocable to unidentified holders and, when such holders are ultimately identified, they will receive distributions from the Liquidating Trust net of taxes which the Liquidating Trust has previously paid on their behalf.

     Although the Liquidating Trust will be formed in accordance with established guidelines for the formation of liquidating trusts, there is no assurance that the Liquidating Trust will be treated as a liquidating trust for federal income tax purposes. If the Liquidating Trust is determined by the Internal Revenue Service to be taxable not as a liquidating trust, the taxation of the Liquidating Trust and the transfer of assets by the Debtors to the Liquidating Trust may be materially different than is described herein and may have a material adverse effect on the holders of Allowed Class 2 and possibly Allowed Class 4 Claims.

D.   Backup Withholding and Information Reporting
-------------------------------------------------

     Payors of interest, dividends, and certain other reportable payments are generally required to withhold thirty-one percent (31%) of such payments if the payee fails to furnish such payee's correct taxpayer identification number (social security number or employer identification number), to the payor. The Liquidating Trust may be required to withhold a portion of any payments made to a holder of an Allowed Claim which does not provide its taxpayer identification number.

E.   Importance of Obtaining Professional Tax Assistance
--------------------------------------------------------

     THE  FOREGOING IS INTENDED AS A SUMMARY ONLY, AND IS  NOT
A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES
OF THE PLAN   ARE   COMPLEX  AND,  IN  SOME  CASES,   UNCERTAIN.
 SUCH CONSEQUENCES MAY ALSO VARY BASED ON THE PARTICULAR CIRCUMSTANCES OF EACH CLAIM HOLDER. ACCORDINGLY, EACH CLAIM AND INTEREST HOLDER IS STRONGLY URGED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES UNDER THE PLAN.

                                  VI.

           VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS.


A.   Confirmation of the Plan.
------------------------------

     1.   Confirmation Hearing.
     --------------------------

     Section  1128  of  the Bankruptcy Code requires  the
Court, after notice, to hold a hearing on whether the Plan and its proponents have fulfilled the confirmation
requirements   of section   1129   of  the  Bankruptcy  Code.
A   hearing   (the "Confirmation Hearing") to consider
confirmation of the Plan has been scheduled for ________________________, 1998 at _______ ____.m. before the
Honorable Peter J. Walsh, at the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for the announcement of the adjourned date at the Confirmation Hearing.

     Any  objection to confirmation must be made in  writing
and must specify in detail the name and the address of the Person objecting, the grounds for the objection and the nature and amount of the Claim or Interest held by the objector. Any such objection must be filed with the Court and served upon the parties designated in the notice of the confirmation hearing (the "Confirmation Notice") on or before
              , 1998  at               p.m.,   Wilmington,
Delaware  time.   Unless   an objection to confirmation is
timely served and filed, it will not be considered by the Court.

     2.   Requirements for Confirmation of the Plan.
     -----------------------------------------------

     In order to confirm the Plan, the Bankruptcy Code requires that the Court make a series of findings concerning the Plan and the Debtors, including that: (a) Claims and Interests are classified in the Plan in a permissible manner;
(b) the Plan complies with the applicable provisions of the Bankruptcy Code; (c) the Debtors have complied with applicable provisions of the Bankruptcy Code; (d) the Debtors have proposed the Plan in good faith and not by any means forbidden by law; (e) the disclosure required by section 1125 of the Bankruptcy Code has been made; (f) the Plan has been accepted by the requisite majorities of holders of Claims and Interests in each impaired Class of Claims or Interests, or, if accepted by at least one but not all of such Classes, is "fair and equitable", and does not discriminate unfairly as to any non-accepting class, as required by the "cramdown" provisions of section 1129(b) of the Bankruptcy Code; (g) the Plan is feasible; (h) the Plan is in the "best interests" of all holders of Claims and Interests in an impaired class by providing to such holders property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a chapter 7 liquidation, unless each holder of a Claim or Interest in such Class has accepted the Plan; and (i) all bankruptcy fees payable to the Clerk of the Court and the U.S. Trustee under 28 U.S.C. 1930 have been paid, or the Plan provides for the payment of such fees on the Effective Date.

          a.   Acceptance.
          ----------------

          Pursuant  to Section 1126 of the Bankruptcy  Code,
the Plan is accepted by an impaired Class of Claims if holders of twothirds in dollar amount and a majority in number of Claims of that Class vote to accept the Plan. Only the votes of those holders of Claims who actually vote (and are entitled to vote) to accept or reject the Plan count in this
tabulation.   The  Plan will be accepted by an impaired Class of
Interests if holders  of two-thirds of the amount of outstanding
shares in such class vote to   accept  the  Plan  (and  only
those  voting  count  in  the tabulation).   Pursuant to Section
1129(a)(8), all the impaired Classes of Claims and Interests must vote to accept the Plan in order for the Plan to be confirmed on a consensual basis (and at least one such Impaired Class must accept the Plan without including the
acceptance by an insider).   However,  under  the cramdown
provisions of Section 1129(b), only one impaired Class of Claims (determined without including the acceptance by an insider) needs to accept the Plan if the other conditions to cramdown are met.

          The Plan has three Classes of Claims which are Impaired and are entitled to vote on the Plan (Classes 2, 3, and 4). The Plan provides for three Classes of Interests (Classes 5, 6 and 7) which are impaired and which are deemed to have rejected the Plan.

          b.   Best Interests Test/Liquidation Analysis.
          ----------------------------------------------

          Notwithstanding the acceptance of the Plan by each Impaired Class, section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court determine that the Plan is in the best interests of each holder of a Claim or Interest in an Impaired Class if any holder in that Class has voted against the Plan. Accordingly, if an Impaired Class under the Plan does not unanimously accept that Plan, the "best interests" test requires that the Bankruptcy Court find that the Plan provides to each member of such Impaired Class a recovery on account of the member's Claim or Interest that has a value, as of the Effective Date, that is not less than the value of the distribution that each such member would receive or retain if Debtors were liquidated under Chapter 7 of the Bankruptcy Code commencing on the Effective Date.

          To determine what members of the each impaired Class of Claims would receive if the Debtors were liquidated under Chapter 7, the Court must consider the values that would be generated from a liquidation of the Debtors' assets and properties in the context of a hypothetical liquidation under
Chapter 7.   Because the  Debtors' assets are all encumbered by
liens in favor of the holders of the Senior Notes and the value of the Debtors' assets in an orderly liquidation is less than the principal amount of the Senior Noteholders' debt, unsecured creditors, including holders of Administrative and Priority Claims, would receive nothing in a Chapter 7 liquidation of Debtors. Thus, the Plan, which provides for
the payment of Administrative  and  Priority Claims   and
which  potentially  provides  a  distribution   of beneficial
interests  in  the  Liquidating  Trust  to   general unsecured
creditors, provides the unsecured creditors with a greater distribution than they would receive in Chapter 7. Further, the Plan is designed to maximize the value of the Debtors' assets for the benefit of Creditors. The Liquidating Trustee will have the flexibility in liquidating the assets to assure the highest recovery. The Liquidating Trustee may hold assets or improve them or take whatever action is necessary to secure the maximum value.

          c.   Feasibility.
          -----------------

          Section 1129(a)(11) of the Bankruptcy Code requires a finding that Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor in interest, unless as here, liquidation is expressly contemplated by the Plan. Since the Plan is a liquidating plan in which the cash and securities representing the sale proceeds and the proceeds of all other assets of the Debtors are distributed to a trust for the benefit of creditors, the Debtors believe that they will be able to perform their obligations under the Plan and that therefore the Plan is feasible within the meaning of section 1129(a)(11) of the Bankruptcy Code.

          d.   Classification.
          --------------------

          Section  1122  of the Bankruptcy Code  sets  forth
the requirements  relating  to  classification  of  claims.
Section 1122(a) provides that claims or interest may be placed in a particular class only if they are substantially similar to the other claims or interest in that class. The Debtors believe that all Classes under the Plan satisfy the
requirements  of  section 1122(a).   The Debtors believe that
the classification of Claims set forth in the Plan is appropriate in classifying substantially similar Claims together, and does not discriminate unfairly in the treatment of those Classes. The Debtors believe that the Plan adheres to the absolute priority rule and treats holders of Claims and Interests in accordance with their contractual entitlement and applicable law.

B.   Non-Consensual Confirmation.
---------------------------------

     The  Bankruptcy Code provides for confirmation of  the
Plan even if it is not accepted by all impaired Classes, as long as at least one impaired Class of Claims has accepted it
(without counting   the   acceptances  of  insiders).    These
so-called "cramdown" provision are set forth in section 1129(b) of the Bankruptcy Code. The Plan may be confirmed under the cramdown provisions if, in addition to satisfying the other requirements of section 1129 of the Bankruptcy Code, it (i) is "fair and equitable" and (ii) "does not discriminate unfairly" with respect to each Class of Claims or Interests that is impaired under, and has not accepted, such Plan.

     1.   Fair and Equitable Standard.
     ---------------------------------

     With respect to a dissenting Class of unsecured creditors, the "fair and equitable" standard requires, among other things, that the Plan contain one of two elements.
It must provide either that each unsecured creditor in the Class receive or retain property having a value, as of the Effective Date, equal to the Allowed amount of its Claim, or that no holder of Allowed Claims or Interests in any junior Class may receive or retain any property on account of such
Claims or  Interest.   The  strict requirements  as  to the
allocation of full value to dissenting Classes before junior Classes can receive a distribution is known as the "absolute priority rule." In addition, the "fair and equitable" standard has also been interpreted to prohibit any class senior to a dissenting class from receiving under a plan more than one hundred percent of its Allowed Claims.

     2.   The Plan Must Not Discriminate Unfairly.
     ---------------------------------------------

     As   a  further  condition  to  approving  a  cramdown,
the Bankruptcy Court must find that the Plan does not "discriminate unfairly" in its treatment of dissenting
Classes.   A  Plan  of Reorganization does not "discriminate
unfairly" if (a) the Plan does not treat any dissenting impaired Class of Claims or Interests in a manner that is materially less favorable than the treatment afforded to another Class with similar legal Claims against or Interests in the Debtors and (b) no Class receives payments in excess of that which it is legally entitled to receive for its Claims or Interests. The Debtors believe that the Plan does not discriminate unfairly as to any impaired Class of Claims or Interests.

     If any impaired Class votes to reject the Plan, the Debtors intend to seek to confirm the Plan pursuant to the cramdown provisions, and, if the Court were to determine it to be necessary, modify the Plan in order to comply with such cramdown requirements.

C.   Voting Procedures and Requirements.
----------------------------------------

     1.   Voting Requirements - Generally.
     ------------------------------------

     Pursuant to the Bankruptcy Code, only holders of Claims against or Interests in Debtors that are Allowed pursuant to Section 502 of the Bankruptcy Code and that are impaired under the terms and provisions of the Plan are entitled to vote to accept or reject that Plan. Pursuant to the Plan, the Beneficial Holders of Claims in Classes as of the Voting Record Date are entitled to vote to accept or reject the Plan.

     All creditors who filed proofs of claim in an amount different from the amount set forth in the Debtors' Schedules or whose claim was not included in the Debtors' Schedules is treated as the holder of a Disputed Claim under the Plan. However, all creditors whose Claims are impaired under the Plan will be treated as holders of Allowed Claims for voting purposes only. The Debtors' agreement to allow such creditors to vote on the Plan shall not waive the Debtors' right to treat such Claims as Disputed Claims for all other purposes.

     Pursuant to the Bankruptcy Code a class of claims or interests is "impaired" if the legal, equitable, or contractual rights attaching to the claims or interests of that class are altered, other than by curing defaults and reinstating maturity.

     Classes of Claims and Interests that are not impaired are not entitled to vote on the Plan, are presumed to have accepted the Plan and will not receive a Ballot. As set forth above, the Claims in Class 1 are not impaired, and such Class of Claims is not entitled to vote on the plan and is presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. The Claims in Classes 2, 3 and 4 are impaired and are entitled to vote on the Plan. The Interests in Classes 5, 6 and 7 will not receive any distribution or retain any property under the Plan and are deemed to have rejected the Plan pursuant to Section 1129(g) of the Bankruptcy Code. The classification of Claims and Interests and their designation as impaired or not impaired is summarized above in Section V, (A) entitled "Classification and Treatment of Claims and Interests".

     2.   Ballot and Information Agent.
     ----------------------------------

        ___________________________________ will  act as the
Ballot  and Information Agent (the "Balloting Agent") in
connection with the solicitation.   All  deliveries,
correspondence  and   questions should  be  directed  to the
Balloting Agent,  at  the following address  or  telephone
number:                         .    The Balloting  Agent will
provide holders with information regarding the solicitation, assist holders in obtaining copies of this Disclosure Statement, Ballots and Master Ballots and respond to questions with respect to any of the foregoing.

     3.   Voting Procedures.
     -----------------------

     A Ballot, or in some cases, a Master Ballot, for voting to accept or reject the Plan is enclosed with each copy of the Disclosure Statement. In most cases, the Ballot enclosed with this Disclosure Statement is printed with the amount of your Claim for voting purposes. Such amount is based either on your proof of claim, the Debtors' Schedules, or an order of the Court. All votes to accept or reject the Plan must be cast by using the Ballot enclosed with is Disclosure Statement.

     IF  YOU  HAVE  A  CLAIM  THAT IS  IMPAIRED  UNDER  THE
PLAN ENTITLING YOU TO VOTE AND YOU DID NOT RECEIVE A BALLOT,
RECEIVED A   DAMAGED   BALLOT,  OR  LOST  YOUR  BALLOT,   PLEASE
CONTACT                                ,   THE   BALLOTING
AGENT,   AT                             .   IF YOU HOLD CLAIMS
IN MORE  THAN ONE  CLASS,  YOU  MAY RECEIVE MORE THAN ONE
BALLOT.   YOU  SHOULD COMPLETE, SIGN AND RETURN EACH BALLOT YOU
RECEIVE.

     Consistent with the provisions of Bankruptcy Rule 3018,
the Court     has     fixed    the    close    of     business
on                              as   the   record  date   for
the determining the holders of Claims who are entitled to receive a copy of this Disclosure Statement and to vote to accept or reject the Plan (the "Voting Record Date"). Entities that acquire Claims after the Voting Record Date will not be entitled to vote on the Plan.

     Copies of this Disclosure Statement and appropriate Ballots have been sent to all holders of Impaired Claims as of the Voting Record Date entitled to vote on the Plan,
including   all registered  holders.   Registered holders may
include brokerage firms, commercial banks, trust companies, or other nominees ("Intermediaries"). If such Intermediaries
do not hold for  their own   account,  they  must  provide
copies of this Disclosure Statement and appropriate Ballots to their customers and to beneficial owners. Any beneficial owner who does not receive a ballot should contact the
appropriate  Intermediary  or   the Balloting Agent.

     Any beneficial owner holding _____________________________
in  "street  name" can vote only by following these instructions:

     a.   fill out the appropriate information on the Ballot;

     b.   sign  the  Ballot  unless  already  signed   by   the Intermediary;
          and

     c. return the completed Ballot to the Intermediary in the self-addressed, stamped envelope enclosed with the Ballot NO LATER THAN ________ P.M. EASTERN TIME ON ______________. If no envelope was enclosed, contact the Balloting Agent or your Intermediary for instructions.

     The Intermediary will be responsible for completing a Master Ballot reflecting its vote and the votes of other beneficial owners for which the Intermediary acts as nominee, and for delivering the Master Ballot in a timely
manner to the  Balloting Agent.   Any  Ballot  submitted to an
Intermediary will not be counted unless such Intermediary timely delivers the Ballot to the Balloting Agent.

     Any beneficial owner who is also the registered holder can vote by completing and signing the enclosed Ballot and returning it directly to the Balloting Agent (using the enclosed, selfaddressed stamped envelope).

     Under  the  Bankruptcy  Code, for  purposes  of
determining whether the requisite acceptances have been received, only those holders that vote to accept or reject the Plan will be counted. Votes cannot be transmitted orally or by facsimile transmission. Accordingly, it is important that you return your signed and completed Ballot(s) promptly.
Failure by any holder to send a duly executed Ballot with an original signature will be deemed an abstention by such holder with respect to a vote on the Plan and will not be counted as vote for or against the Plan. To accept Plan, the holder must check the box entitled "accept the Plan" on the appropriate Ballot. Any Ballot cast that does not indicate whether the holder of the Claim or Interest is voting to accept or reject the Plan will not be counted as either an acceptance or
rejection  of  the  Plan.   A  vote may  be  disregarded  if
the Bankruptcy Court determines, after and a hearing, that such acceptances or rejection was not solicited or procured in good faith or other in accordance with the provision of the Bankruptcy Code or if a Claim was voted in bad faith.

     4.   Voting Deadline.
     ---------------------

     Voting on the Plan by each holder of a Claim in an Impaired Class is important. After carefully reviewing the Plan and this Disclosure Statement, please indicate your vote on each enclosed Ballot and return it in the pre-addressed envelope provided for this purpose.

     IN ORDER TO BE COUNTED, BALLOTS MUST BE SIGNED AND RETURNED SO THAT THEY ARE RECEIVED EITHER BY THE BALLOTING AGENT NO LATER THAN ___________P.M. EASTERN TIME ON ___________ (THE "VOTING DEADLINE"), OR (ii) IF YOU ARE NOT THE RECORD HOLDER, BY OUR BROKER, BANK OR NOMINEE NO LATER THAN ______________ P.M. NEW YORK TIME ON ______________ (THE
"BENEFICIAL OWNERS DEADLINE").

     TO  HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND
RETURN THE BALLOT TO:

        [Address]


     PLEASE FOLLOW THE DIRECTIONS CONTAINED ON THE ENCLOSED BALLOT CAREFULLY. BALLOTS THAT ARE RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE ACCEPTED OR USED BY THE DEBTORS IN SEEKING CONFIRMATION OF THE PLAN. IT IS OF THE UTMOST IMPORTANCE TO DEBTORS THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.

DATED: June 24, 1998


                                            MORRIS, NICHOLS, ARSHT & TUNNELL


                                           ________________________________

                                            William H. Sudell, Jr. (No. 463)
                                            Robert J. Dehney (No. 3578)
                                            Derek C. Abbott (No. 3376)
                                            1201 N. Market Street
                                            P.O. Box 1347
                                            Wilmington, DE 19899
                                            (302) 658-9200


                                                      and


                                            CAMHY KARLINSKY & STEIN LLP
                                            David Neier (DN 5391)
                                            1740 Broadway, 16th Floor
                                            New York, New York 10019-4315


                                                Attorneys for Debtors

                                    EXHIBIT "A"


                 DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                DATED JUNE 24, 1998